When recorded, mail to:

Richard L. Reppert, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                                                       Exhibit 7


- --------------------------------------------------------------------------------


                  FUTURE ADVANCE DEED OF TRUST, FIXTURE FILING,
                     AND ASSIGNMENT OF LEASES AND RENTS AND
                               SECURITY AGREEMENT

          This Future Advance Deed of Trust, Fixture Filing, Assignment of Leases and Rents and Security Agreement (as amended, modified, or supplemented from time to time, "this Deed of Trust") is granted as of August 15, 1996, by ATRIA COMMUNITIES, INC., a Delaware corporation, as trustor (hereinafter, together with its successors and assigns, called the "Company"), whose address is 3300 Providian Center, 400 West Market Street, Louisville, Kentucky 40202, to TRANSNATION TITLE INSURANCE COMPANY, a corporation qualified to do business in Arizona, having an address at 234 North Central Avenue, Suite 670, Phoenix, Arizona 85004, as trustee ("Trustee"), for the benefit of PNC BANK, NATIONAL ASSOCIATION, a national banking association, acting as collateral agent (herein, together with its successors and assigns in such capacity, the "Collateral Agent" for the Secured Creditors (as defined below) pursuant to the Credit Agreement (as defined below), whose address is One PNC Plaza, Fifth Avenue and Wood Street, Pittsburgh, Pennsylvania 15265 (attention: C. David Cook, Senior Vice President, Mail Stop: P1-POPP-06-3),:

PRELIMINARY STATEMENTS:


(1) Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.

                (2) This Deed of Trust is made pursuant to the Credit Agreement, dated as of the date hereof (herein, as amended or otherwise modified from time to time, the "Credit Agreement"), among Atria Communities, Inc., a Delaware corporation (herein, together with its successors and assigns, the "Borrower"), the financial institutions named as lenders therein, and the Administrative Agent, as agent for the Lenders (as defined in the Credit Agreement), providing, among other things, for loans or advances or other extensions of credit to or for the benefit of the Borrower of up to $200,000,000, with such loans or advances being evidenced by promissory notes (the "Notes", such term to include all notes and other securities issued in exchange therefor or in replacement thereof).

                (3) The Borrower may from time to time be party to one or more Designated Interest Rate Agreements (as defined in the Credit Agreement). Any institution that participates, and in each case its subsequent assigns, as a counterparty to any Designated Interest Rate Agreement (collectively, the "Interest Rate Creditors," and the Interest Rate Creditors together with the Lenders, collectively the "Secured Creditors"), shall benefit hereunder as herein provided. The Secured Creditors and their addresses appear on Annex I attached hereto and made a part hereof.

                (4) Pursuant to the Subsidiary Guaranty, each Subsidiary Guarantor has jointly and severally guaranteed to the Secured Creditors the payment when due of the Guaranteed Obligations (as defined in the Subsidiary Guaranty).

                (5) It is a condition precedent to the making of Loans and the issuance of, and participation in, Letters of Credit under the Credit Agreement that the Company shall have executed and delivered to the Collateral Agent this Deed of Trust.

                (6) The Company desires to execute this Deed of Trust to satisfy the conditions described in the preceding paragraph and to secure.the performance of its covenants and agreements contained herein and in any agreement or instrument made by it with respect to any Indebtedness secured hereby and to secure the payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), but not necessarily in the order set forth, of the following indebtedness, liabilities and obligations, now existing or hereafter arising, ratably (including any modifications or replacements thereof):

        (a) the aggregate principal amount of $200,000,000, with interest thereon, as evidenced by the Notes, maturing on or prior to August 31, 2000 (unless such date is extended as provided in the Credit Agreement); and principal and interest on the Notes shall be payable as set forth therein and in the Credit Agreement;

        (b) all reimbursement obligations in respect of Letters of Credit issued for the account of the Borrower or any of its Subsidiaries pursuant to the Credit Agreement;

        (c) all obligations, liabilities and indebtedness of the Borrower under any Designated Interest Rate Agreement;

        (d) all sums expended or advanced by or on behalf of the Collateral Agent pursuant to any term or provision of this Deed of Trust or any other agreement or instrument relating to or securing any of the foregoing;

        (e) all advances or disbursements of the Collateral Agent with respect to the Property Covered by this Deed of Trust for the payment of taxes, levies, assessments, insurance, insurance premiums or costs incurred in the protection of the Property Covered by this Deed of Trust; and

        (f) all (i) other liabilities, obligations and indebtedness of the Borrower (or the Company, if the Company is not the Borrower) incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents to which any such person is a party (including without limitation (x) in the case of the Borrower, all such obligations and indebtedness of the Borrower under the Credit Agreement and (y) in the case of the Company (if the Company is not the Borrower), all such obligations and indebtedness under the Guaranty to which such Company is a party which relate to any of the foregoing), and the due performance and compliance by the Borrower and the Company (if the Company is not the Borrower) with all of the terms, conditions and agreements contained in the Credit Agreement and such other Credit Documents (all such obligations and liabilities under this clause (i), together with liabilities and obligations referred to in the foregoing clauses (a) and (b) above to the extent related thereto, being herein collectively called the "Credit Document Obligations"); and (ii) other obligations and liabilities of the Borrower and the Company (if the Company is not the Borrower) incurred under, arising out of or in connection with any Designated Interest Rate Agreement with any of the Secured Creditors including, in the case of the Company (if the Company is not the Borrower), all obligations of the Company under the Subsidiary Guaranty in respect of any Designated Interest Rate Agreement, and the due performance and compliance by the Borrower and the Company (if the Company is not the Borrower) with all of the terms, conditions and agreements contained therein (all such obligations and liabilities under this clause (ii), together with the liabilities and obligations referred to in the foregoing clause (c) above to the extent related thereto, being herein collectively called the "Interest Rate Obligations"); but only to the extent that the total unpaid indebtedness, liabilities and obligations referred to in this clause (f) and the preceding clauses (a) through (e), in the aggregate, exclusive of the interest thereon, does not exceed the maximum amount specified in this Deed of Trust, which is $200,000,000;

(all of such indebtedness, liabilities and obligations being collectively referred to hereinafter as the "Indebtedness"). Interest included within the Indebtedness shall accrue at a variable rate.

          NOW, THEREFORE, in consideration of the sum of $1.00, and other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, received to the Company's full satisfaction from the Collateral Agent, and in consideration of the payments or loans or advances or other credit facilities made or to be made hereafter to or for the benefit of the Borrower by the Secured Creditors, the Company does give, grant, bargain, sell, warrant, alien, demise, release, convey, assign, transfer, mortgage, hypothecate, deposit, pledge, set over and grant a security interest in and confirms to Trustee, in trust with power of sale, for the benefit and security of Collateral Agent and its successors and assigns, the real property situated in the City of Tucson, Pima County, Arizona, described in Exhibit 1 attached hereto and made a part hereof by reference;

          TOGETHER WITH all rights and easements now and/or hereafter created which are appurtenant to the real property described in Exhibit 1, including but not limited to those rights and easements more fully identified thereon, if any; and

          TOGETHER WITH all rights and leasehold interests under the leases, if any (the "Leases"), described in the instruments identified in Exhibit 1, attached hereto and made a part hereof by reference; and

          TOGETHER WITH all and singular right, title and interest, including any after-acquired title or reversion, in and to all other ways, easements, streets, alleys, passages, water, water courses, riparian rights, rights, liberties and privileges thereof, if any, and in any way appertaining thereto; and

          TOGETHER WITH all rents, royalties, revenues, incomes, issues and profits accruing and to accrue therefrom; and

          TOGETHER WITH all buildings and improvements of every kind and description now or hereafter erected or placed thereon and all materials intended for construction, reconstruction, alteration and repairs of such improvements now or hereafter erected thereon, all of which materials shall be deemed to be included within the property subject to this Deed of Trust immediately upon the delivery thereof to the Premises (as hereinafter defined); all fixtures and articles of personal property now or hereafter owned by the Company and attached to, or located on, and used in the operation or management of the Premises, including but not limited to all machinery, cranes, motors, elevators, fittings, radiators, furniture, furnishings, apparatus, awnings, shades, blinds, office equipment, carpeting and other furnishings, and all plumbing, heating, lighting, ventilating, refrigerating, incinerating, air-conditioning and sprinkler equipment and fixtures and appurtenances thereto; and all renewals or replacements thereof, proceeds therefrom, or articles in substitution therefor, whether or not the same are or shall be attached to such building or buildings in any manner; it being mutually agreed that all the aforesaid property owned by the Company and placed by it on the Premises shall, so far as permitted by law, be deemed to be fixtures and a part of the realty, security for the Indebtedness (hereafter defined) secured by this Deed of Trust and, as to the balance of the property aforesaid, this Deed of Trust is hereby deemed to be as well a security agreement for the purpose of creating hereby a security interest in such property, securing the Indebtedness, for the benefit of the Collateral Agent and the other holders from time to time of the Indebtedness secured hereby; and

          TOGETHER WITH all leases, written or oral, and all agreements for use or occupancy of all or any portion of the Real Property, together with any and all extensions and renewals thereof and any and all further leases, subleases, lettings or agreements (including subleases thereof and tenancies following attornment) upon or covering use or occupancy of all or any part of the Real Property (all such leases, agreements, subleases, and tenancies sometimes collectively referred to herein as the "Tenant Leases" and sometimes individually as a "Lease"); and

          TOGETHER WITH all of the rents, income, receipts, revenues, issues and profits now due or which may become due or to which Borrower may now or hereafter (including during the period of redemption, if any, following foreclosure of this Deed of Trust become entitled or may demand or claim, arising or issuing from or out of the Tenant Leases or from or out of the Real Property or any part thereof, including but not limited to: security deposits, minimum rents, additional rents, parking rents, deficiency rents and liquidated damages following default by the tenants thereunder, any premium payable by any tenant upon the exercise of a cancellation privilege contained in its Lease; all proceeds payable under any policy of insurance covering loss of rents resulting from untenantability caused by destruction or damage to the Improvements; any and all rights and claims of any kind which Borrower has or hereafter may have against the tenants under the Tenant Leases and any subtenants and other occupants of the Real Property; any award granted Borrower after the date hereof in any court proceeding involving any tenant in any bankruptcy, insolvency, or reorganization proceedings in any state or federal court; and any and all payments made by any tenant in lieu of rent (any and all such moneys, rights and claims identified in this paragraph referred to herein sometimes as the "Rents" and sometimes as the "Rent"); and

          TOGETHER WITH all proceeds of all insurance now or hereafter carried by, or payable to, Borrower with respect to the Premises, or otherwise now or hereafter payable with respect to any loss or damage of the Premises, and all claims or demands with respect thereto; and

          TOGETHER WITH all right, title, and interest of the Company in and to any management agreement pertaining to the Premises and all cash payments to be made to or for the account of Borrower pursuant thereto and any other proceeds thereof; and

          TOGETHER WITH all right, title and interest of the Company in and to any leases for equipment now or hereafter located at or used in connection with the Premises, including without limitation all leases for office equipment, maintenance and operating equipment, recreational equipment and fixtures, telephone equipment, furniture, and furnishings; and

          TOGETHER WITH all permits, licenses and franchises, and all contract rights and other intangibles now or hereafter owned by the Company and relating to the ownership, construction, use, operation, occupancy, or development of the Premises, including, without limitation, any plans, specifications, and drawings pertaining to the development thereof, and contracts with architects and contractors; and

          TOGETHER WITH all awards and other compensation heretofore or hereafter to be made to the present and all subsequent owners of the property subject to this Deed of Trust for any taking by eminent domain, either permanent or temporary, of all or any part of the Premises or any easement or appurtenance thereof, including severance and consequential damage and change in grade of streets, which such awards and compensation are hereby assigned to the Collateral Agent subject to the provisions of Section 18 hereof; the Company hereby appoints the Collateral Agent its Attorney-in-Fact, coupled with an interest, and authorizes, directs and empowers such Attorney, at the option of such Attorney, on behalf of the Company and its successors or assigns to collect and receive the proceeds thereof, to give proper receipts and acquittances therefor (but not to adjust or compromise the claim) and, after deducting reasonable expenses of collection but subject to the provisions of Section 18 hereof, to apply the net proceeds without penalty or premium as a credit upon any portion, as selected by the Collateral Agent, of the Indebtedness secured hereby, notwithstanding the fact that the amount owing thereon may not then be due and payable or that such Indebtedness is otherwise adequately secured; and

          TOGETHER WITH all rights and interests in any real property (including leaseholds), located in the County and State in which the Premises is located, which is or may be used for the operation of assisted living and/or independent living communities operated or managed by the Company or any of its Affiliates, hereafter acquired by the Company.

          It is also agreed that if any of the property herein mortgaged is of a nature so that a security interest therein can be perfected under the Uniform Commercial Code as adopted in Arizona (the "Uniform Commercial Code"), this Deed of Trust shall constitute a security agreement and the Borrower agrees to execute, deliver and file or refile any financing statement, continuation statement, or other instruments the Collateral Agent may require from time to time to perfect or renew such security interest under the Uniform Commercial Code. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the Office of the County Recorder where the Premises (including such fixtures) are situated. The mailing address of the Borrower is set forth at the beginning of this Deed of Trust and the address of the Collateral Agent from which information concerning the security interest may be obtained is the address of the Collateral Agent set forth at the beginning of this Deed of Trust.

          The property, interests and rights hereinabove mentioned, whether owned in fee or held under lease, is hereinafter referred to as the "Real Property" to the extent that the same is realty, and as the "Personal Property Collateral" to the extent that the same is personalty. The Real Property and the Personal Property

Collateral are collectively referred to herein as the "Property Covered by this Deed of Trust", except where Real Property and Collateral are specifically referred to.

          TO HAVE AND TO HOLD the Property Covered by this Deed of Trust, real and personal, with the appurtenances thereunto belonging unto the Trustee and its successors and assigns, in fee simple, forever, for the benefit of the Collateral Agent for the purposes and uses herein set forth, until such time as all of the Indebtedness and obligations secured hereby shall have been paid in full.

          The Company covenants with the Trustee, its successors and assigns, that at and until the ensealing of these presents: (iii) the Company is well seized of and has a good and indefeasible estate in fee simple in the Real Property (other than the Real Property represented by the Leases), has a valid and subsisting leasehold estate in each of the properties covered by the Leases, has good title to the Personal Property Collateral, and has good right to bargain, sell and convey, and create a security interest in, the Property Covered by this Deed of Trust in manner and form as above written; (iv) the Company will warrant and defend the Property Covered by this Deed of Trust with the appurtenances thereunto belonging to the Trustee, its successors and assigns, forever against all lawful claims, and demands whatsoever; (v) the Property Covered by this Deed of Trust is free and clear of all liens and encumbrances except only those listed in Exhibit 2, attached hereto and made a part hereof by reference; (vi) the Property Covered by this Deed of Trust and the intended use thereof by the Company comply to the best of the Company's knowledge with all applicable restrictive covenants, zoning ordinances and building codes and flood disaster laws, and, to the extent that noncompliance therewith would materially adversely affect the ability of the Company to conduct its business on the Property Covered by this Deed of Trust, or the value or marketability of the Property Covered by this Deed of Trust, all applicable occupational, health and environmental and other applicable laws, rules and regulations of any other governmental authority whatsoever; and (vii) the Company will execute, acknowledge and deliver all necessary assurances to the Trustee of the title to the Property Covered by this Deed of Trust as provided above.

          This Deed of Trust is granted as security for the payment of the Indebtedness. In accordance with the provisions of the Notes, the whole of the principal sum thereof then unpaid may be declared and become due and payable upon demand or upon the occurrence of an Event of Default hereunder or under the Credit Agreement. This Deed of Trust is given for the purpose of creating a lien on the Property Covered by this Deed of Trust and expressly is to secure the Indebtedness, ratably, including but not limited to future advances, whether such advances are obligatory or to be made at the option of the Lenders or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. The total amount of the Indebtedness may decrease or increase from time to time and the Lenders may hereafter, as described in this Deed of Trust, at any time after this Deed of Trust is delivered to the County Recorder for record, make additional loans or advances to the Borrower or otherwise make credit facilities (including Letters of Credit) available for the account of the Borrower or any of its Subsidiaries; provided, however, that the total unpaid balance secured at any one time shall not exceed $200,000,000, plus interest thereon and any disbursements made for the payment of taxes, levies, or insurance on, or any other cost incurred by Beneficiary to protect its interest in, the Property Covered by this Deed of Trust with interest on such disbursements. Any such further loans or advances or credit facilities, with interest, shall be secured by this Deed of Trust.

          Simultaneously with the execution of this Deed of Trust, the Company, as additional security for the payment of the Indebtedness, has sold, transferred and assigned to the Collateral Agent, its successors and assigns, as collateral security, all of its right, title and interest in and to certain equipment and other property by separate instrument entitled Security Agreement (herein, as amended or otherwise modified from time to time, the "Security Agreement"). Any breach or default by the Company under the provisions of the Security Agreement shall constitute a default hereunder.

          UPON THE TERMS AND SUBJECT TO THE CONDITIONS that are hereinafter set forth; PROVIDED, HOWEVER, that if the Company pays or causes to be paid to Lenders all sums secured hereby in the manner provided in the Credit Agreement, the other Credit Documents, and in this Deed of Trust and does keep and perform every obligation, term, covenant, condition and warranty contained in the Credit Agreement, the other Credit Documents, and in this Deed of Trust, then and in such case the estate, right, title and interest of Trustee in and to the Property Covered by this Deed of Trust shall cease, and upon proof being given to the satisfaction of the Collateral Agent that the Indebtedness has been paid or satisfied in accordance with its terms, and upon payment of all fees, costs, charges and liabilities chargeable to or incurred by Trustee or otherwise provided for in this Deed of Trust and upon payment of any other sums secured by this Deed of Trust, then this and the estate hereby granted and conveyed shall be released at the sole expense of Borrower.

          The Company, intending to bind its successors and assigns, hereby covenants and agrees as follows:

          1. The Company (if it is the Borrower) shall pay the Notes issued by it according to their tenor and effect when due and owing and keep and perform or cause to be kept and performed all covenants, agreements, conditions and stipulations contained in such Notes or binding on the Borrower under the Credit Agreement, any of the other Credit Documents, or any Designated Interest Rate Agreement. The Company (if it is not the Borrower) will duly keep and perform all covenants, agreements, conditions and stipulations binding on the Company under the Subsidiary Guaranty or any of the other Credit Documents to which it is a party. The Company hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness and this Deed of Trust and any requirement that the Collateral Agent or other holder of any of the Indebtedness secured hereby protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other person, or any collateral, or pursue any other remedy in the power of the Collateral Agent or other holder of any of the Indebtedness secured hereby.

          2. (a) To facilitate payment and performance of the Indebtedness, the Company hereby absolutely transfers and assigns to Collateral Agent all right, title and interest of the Company in and to the Leases and the Rents. In furtherance of this assignment, and not in lieu hereof, Collateral Agent may require a separate assignment of rents and leases covering one or more of the Leases; the terms of all such assignments are incorporated herein by reference.

          (b) The Company hereby authorizes and directs the lessees and tenants under the Leases that, upon written notice from Collateral Agent, all Rents shall be paid directly to Collateral Agent as they become due. The Company hereby relieves the lessees and tenants from any liability to the Company by reason of the payment of the Rents to Collateral Agent. Nevertheless, the Company shall be entitled to collect the Rents until Collateral Agent notifies the lessees and tenants in writing to pay the Rents to Collateral Agent. Collateral Agent is hereby authorized to give such notification upon the occurrence of an Event of Default and at any time thereafter while such Event of Default is continuing. Receipt and application of the Rents by Collateral Agent shall not constitute a waiver of any right of Collateral Agent under this Deed of Trust or applicable law, shall not cure any Event of Default hereunder, and shall not invalidate or affect any act done in connection with such Event of Default, including, without limitation, any trustee's sale or foreclosure proceeding.

          (c) All Rents collected by the Company shall be applied in the following manner:

          First, to the payment of all taxes and lien assessments levied against the Property Covered by this Deed of Trust, where provision for paying such is not otherwise made;

          Second, to the payment of ground rents (if any) payable with respect to the Property Covered by this Deed of Trust;

          Third, to the payment of any amounts due and owing under the Indebtedness;

          Fourth, to the payment of current operating costs and expenses (including repairs, maintenance and necessary acquisitions of property and expenditures for capital improvements) arising in connection with the Property Covered by this Deed of Trust;

          Fifth, to the Company or its designee.

All rents collected by Collateral Agent may be applied to the items above listed in any manner that Collateral Agent deems advisable and without regard to the aforestated priorities.

          (d) The Company represents and warrants that: (i) the Leases are in full force and effect and have not been modified or amended; (ii) the Rents have not been waived, discounted, compromised, setoff or paid more than one month in advance; (iii) there are no other assignments, transfers, pledges or encumbrances of any Leases or Rents; and (iv) neither the Company nor the lessees and tenants are in default under the Leases.

          (e) The Company shall (i) fulfill or perform each and every term, covenant and provision of the Leases to be fulfilled or performed by the lessor thereunder; (ii) give prompt notice to Collateral Agent of any notice received by the Company of default thereunder or of any alleged default thereunder, together with a complete copy of any such notice; and (iii) enforce, short of termination thereof, the performance or observance of each and every term, covenant and provision of each Lease to be performed or observed by the lessees and tenants thereunder.

          (f) The Company, without the prior written consent of Collateral Agent, shall not: (i) cancel, modify or alter, or accept the surrender of, any Lease; (ii) assign, transfer, pledge or encumber, the whole or any part of the Leases and Rents to anyone other than Collateral Agent; (iii) accept any Rents more than one month in advance of the accrual thereof; (iv) do or permit anything to be done, the doing of which, or omit or refrain from doing anything, the omission of which, could be a breach or default under the terms of any Lease or a basis for termination thereof; or (v) enter into any new tenant leases.

          (g) Collateral Agent does not assume and shall not be liable for any obligation of the lessor under any of the Leases and all such obligations shall continue to rest upon the Company as though this assignment had not been made. Collateral Agent shall not be liable for the failure or inability to collect any Rents.

          (h) Neither the Assignment of Rents and Leases contained herein or in any separate assignment nor the exercise by Collateral Agent of any of its rights or remedies thereunder or in connection therewith, prior to Collateral Agent obtaining actual possession of the Property Covered by this Deed of Trust as provided herein, shall constitute Collateral Agent a "mortgagee in possession" or otherwise make Collateral Agent responsible or liable in any manner with respect to the Property Covered by this Deed of Trust or the occupancy, operation or use thereof. In the event Collateral Agent obtains actual possession of the Property Covered by this Deed of Trust as provided herein, Collateral Agent shall have the rights, and Collateral Agent's liability shall be limited, as provided herein.

          3. The Company shall maintain each of the Leases in full force and effect and shall duly and punctually perform all of its obligations thereunder.

          4. In order more fully to protect the security of this Deed of Trust, the Company shall, subject to any provisions of the Leases requiring payment of such amounts thereunder, pay to the Collateral Agent, in addition to any amounts otherwise payable by the Company hereunder in respect of the Indebtedness hereby secured, and concurrently therewith but not less frequently than monthly (on the first day of each month) until the Indebtedness is fully paid, the following sums:

          (a) A sum equal to one-twelfth (1/12) of the estimated annual cost of all taxes, assessments and levies levied on the Real Property and one-twelfth (1/12) of the annual insurance premiums required to keep the buildings, fixtures and equipment of the Real Property insured as required by Section 11 hereof against loss or damage for the benefit of, with loss payable to, and in the manner and amount approved by, the Collateral Agent, which monthly payments shall be credited to an escrow account, held by the Collateral Agent, without interest accruing thereon, from which the Collateral Agent shall pay each of the such particular items. The amount of the estimated monthly payment under this section may be adjusted from time to time so that the amount deposited by the Company shall approximate the total sum required annually for such taxes, assessments, levies and insurance premiums. This adjustment shall be made on the demand of the Collateral Agent and any deficiencies shall be paid by the Company upon the Collateral Agent's demand. If funds in the escrow account are insufficient to pay any taxes, assessments, levies or insurance premiums and the Company has failed, refused or neglected to pay the same as they become due, the Collateral Agent may, but shall have no obligation to, pay the same plus any interest or penalties due thereon. Any such amount so paid by the Collateral Agent shall be added to the Indebtedness forthwith with interest at the rate specified in the proviso of Section 1.8(c) of the Credit Agreement (hereinafter referred to as the "Default Rate"). No later than ten days prior to the date when any installment of taxes and assessments is due, without penalty, interest, or delinquency, the Company shall present to the Collateral Agent the bill for any such installment of taxes and assessments and the Collateral Agent shall immediately draw a check on the escrow account, payable to the appropriate governmental authority, for the amount of such installment (to the extent such funds exist in the escrow account), and shall deliver such check to the Company. Upon receipt of such check by the Company, the Company shall pay and discharge the same, the Company shall submit to the Collateral Agent evidence of the due and punctual payment of such taxes, assessments, reassessments and other governmental charges as the Collateral Agent may require. Any deficiency in the fixed amount of any such aggregate monthly payment not paid as required shall constitute an Event of Default under this Deed of Trust. In the event of a sale of the Property Covered by this Deed of Trust, but without it being considered a waiver of any rights contained in Section 7 hereof, any such funds then on deposit with the Collateral Agent, automatically and without necessity of further notice or written assignment, shall be transferred to and held thereafter for the account of the new owner to be applied in accordance with the foregoing; provided, however, that in the event there are any defaults hereunder at the time of a sale of the Property Covered by this Deed of Trust, such funds may be used by the Collateral Agent to satisfy such defaults. Any excess funds accumulated remaining after payment of the items therein mentioned shall be credited to subsequent monthly payments of the same nature required hereunder, but if any such item shall exceed the estimate therefor, the Company shall upon demand forthwith make good the deficiency. Failure to do so before the due date of such item shall be a default hereunder. If the Property Covered by this Deed of Trust are sold under foreclosure or are otherwise acquired by the Collateral Agent after default, any remaining balance of the above accumulations shall, at the option of the Collateral Agent, be credited to the principal secured by this Deed of Trust as of the date such estates are acquired. The Company will also pay all taxes and assessments or charges which may be levied on the Indebtedness secured hereby or the interest therein excepting the federal income tax imposed under the laws of the United States and excepting state franchise and state income taxes. Any assessment which is payable in installments at the application of the Company shall, nevertheless, for the purposes of this section, be deemed due and payable by the Company in its entirety on the day the first installment becomes due or payable or a lien, unless the written approval of the Collateral Agent is obtained for any such installment payments of assessments.

          (b) Notwithstanding the provisions of Section 4.(a) above, (i) the Company shall have the right to contest in good faith any of such taxes and assessments upon posting with the Collateral Agent sufficient security, reasonably satisfactory to the Collateral Agent, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested taxes and assessments upon the resolution of such contest, or prior thereto if the continuance of such contest shall put the Property Covered by this Deed of Trust or any part thereof in jeopardy of tax sale or forfeiture; and (ii) so long as there exists no default in the payment of the Indebtedness or in the performance of any obligation, covenant or agreement herein contained or contained in the Notes or any other agreement between the Company or the Company and the Collateral Agent, the Company may make such payments of insurance premiums, taxes, assessments, levies, and other charges directly and without making the payments to the escrow account contemplated by Section 4.(a) above, but in the event of any such failure or default, the provisions set forth above providing for payments to such escrow account shall be fully applicable and in full force and effect.

          5. If at any time the United States or the State or Commonwealth in which the Real Property is located or any of their subdivisions having jurisdiction shall levy, assess or charge any tax (including, without limitation, documentary stamp or intangible tax), assessment or imposition upon this Deed of Trust, the Notes, Letters of Credit, or the credit or Indebtedness secured hereby or the interest of the Collateral Agent in the Real Property or upon the Collateral Agent by reason of or as holder of any of the foregoing, then the Indebtedness and the accrued interest thereon shall be and become due and payable at the election of the Collateral Agent; provided, however, that such election and the right to elect shall be unavailing if the Company lawfully may pay for such stamps or such tax, including interest and penalties thereon, to or for the benefit of the Collateral Agent and the other holders of the Indebtedness, and the Company elects to pay and does, in fact, pay when payable, for all such stamps or such tax, as the case may be, including interest and penalties thereon, prior to any such election by the Collateral Agent. The Company further agrees to deliver to the Collateral Agent, at any time, upon demand, evidence of citizenship and such other evidence as may be required by any government agency having jurisdiction in order to determine whether the obligation secured hereby is subject to or exempt from any such tax or any other governmental filing or reporting requirement.

          6. Except for such encumbrances as may be described in Exhibit 2 or as to which the Collateral Agent has otherwise specifically consented in or pursuant to Section 7 below, the Company shall keep the

Property Covered by this Deed of Trust free and clear from all mechanics liens and statutory liens of every kind other than taxes and permitted assessments which may be a lien but not yet due and payable and the Company will not voluntarily create or permit to be created or filed against their respective interests in the Property Covered by this Deed of Trust, or suffer to exist, any mortgage lien or other lien or liens inferior or superior to the lien of this Deed of Trust (other than the lien or liens for real estate taxes and assessments not yet due and payable) or if filed, the Company will have the same discharged of record either by payment, the bonding thereof or other lawful means within 30 days after notice of filing and further, that the Company will keep and maintain the same free from all claims of all persons supplying labor, materials or services which will enter into or otherwise contribute to the construction of any and all buildings now being erected or which hereafter may be erected on the Real Property, notwithstanding by whom such labor or materials may have been contracted; provided, however, that the Company shall have the right to contest in good faith any such mechanics' lien or statutory lien upon posting with the Collateral Agent sufficient security, satisfactory to the Collateral Agent, for the payment thereof, with interest, costs and penalties, under written agreement conditioning payment of such contested mechanics' lien or statutory lien upon the resolution of such contest, or prior thereto if the continuance of such contest or litigation shall put the Property Covered by this Deed of Trust or any part thereof in jeopardy of foreclosure sale or forfeiture for such lien.

          7. (a) The Company agrees that the Company shall not (i) sell, encumber (including, without limitation, by means of subordinate mortgage or lien upon the Property Covered by this Deed of Trust or any part thereof or interest therein), assign, lease or dispose of the Property Covered by this Deed of Trust or any part thereof or interest therein, except in accordance with, and to the extent permitted by, the terms and provisions of the Credit Agreement, or
(ii) amend, modify, terminate or surrender any Lease if the effect thereof would be to materially reduce the value of all properties then included within the Mature Property Pool, as defined in the Credit Agreement, or result in a default under any of the provisions of the Credit Agreement, or (iii) enter into any contract or agreement to do anything prohibited by clause (i) or (ii) of this
Section 7.(a), expressly including, without limitation, any land contract, lease/purchase, lease/option or option agreement without, in each such case, first obtaining the written consent of the Collateral Agent; except, however, that the Company shall have the right, without such consent, to remove and dispose of, free from the lien of this Deed of Trust, such personalty and equipment as from time to time may become worn out or obsolete, provided that
(A) such removal is not prohibited by the Security Agreement or the Credit Agreement or the other Credit Documents; (B) simultaneously with or prior to such removal, such equipment shall, if required in order to continue operations on the Property Covered by this Deed of Trust at the same level of activity as prior to such removal, be replaced with equipment of like kind and quality, free from any security interest, lien or encumbrance not permitted under the provisions of the Credit Agreement or the other Credit Documents, and by such removal, the Company shall be deemed to have subjected the replacement equipment to the lien of this Deed of Trust or the Security Agreement, as the case may be; and (C) any net cash proceeds received from such disposition (not otherwise applied to the purchase of such replacement equipment) shall, if required pursuant to the provisions of the Credit Agreement and the Security Agreement, be promptly paid over to the Collateral Agent to be applied to the Indebtedness in such manner as may be provided in the Credit Agreement or the other Credit Documents. Any lease not actually approved by the Collateral Agent, shall, at the option of the Collateral Agent, be null and void and shall not grant any rights in the Property Covered by this Deed of Trust or any part thereof to the tenant named therein. In the event title to the Property Covered by this Deed of Trust, or any part thereof or interest therein becomes vested in a person or persons not approved by the Collateral Agent, the Indebtedness or any portion thereof held by any holder shall become due and payable in full at the option of such holder or holders thereof. In the event the Company's interest in the Property Covered by this Deed of Trust, or any part thereof, becomes vested in such person or persons other than the Company, the Collateral Agent may, without notice to the Company deal with such successor or successors in interest with reference to this Deed of Trust and the obligations hereunder in the same manner as with the Company, without in any way releasing, discharging or otherwise affecting the Company's liability hereunder, or the Indebtedness or obligations hereby secured.

          (b) The consent of the Collateral Agent required under this Section 7 may be refused by the Collateral Agent in its sole discretion or may be predicated upon any terms, conditions and covenants deemed advisable or necessary in the sole discretion of the Collateral Agent, including but not limited to the right to change the interest rate, date of maturity or payments of principal and/or interest due under the Notes, in accordance with the terms and provisions of the Credit Agreement applicable to changes of such nature, to require payment of any amounts as additional consideration as a transfer fee or otherwise and to require assumption of the Notes and this Deed of Trust.

          8. The Company shall keep and maintain in all material respects all buildings and improvements (including fixtures) and all apparatus and personal property owned by the Company now or hereafter situated on the Property Covered by this Deed of Trust at all times in good order, condition and repair, ordinary wear and tear excepted, and no buildings or substantial improvements on the Property Covered by this Deed of Trust shall be altered or demolished or removed by the Company without the prior written consent of the Collateral Agent (which shall not be unreasonably withheld, provided that the proposed alterations shall not materially and adversely affect the value of the Property Covered by this Deed of Trust or the utility of the Property Covered by this Deed of Trust for the purposes to which the same are presently devoted); provided, further, however, the Company may make alterations to the Property Covered by this Deed of Trust (including structural or material alterations to the buildings or improvements thereon) without such consent if such alterations do not materially reduce the value of all properties then included within the Mature Property Pool, as defined in the Credit Agreement, or result in a default under any of the provisions of the Credit Agreement. Notwithstanding the foregoing, the Company shall advise the Collateral Agent of any intended alterations to the Property Covered by this Deed of Trust which, in the aggregate, will cost more than $1,000,000 regardless of whether the consent of the Collateral Agent is required with respect thereto. In the event the Collateral Agent's consent is required, the Company in requesting such consent shall submit to the Collateral Agent plans and specifications for such alterations and a cost estimate prepared by the registered architect reasonably satisfactory to the Collateral Agent.

          9. The Company hereby acknowledges that the Indebtedness was incurred in good faith for full value received.

          10.   The Company warrants and represents that:

          (a) The Company is not now in default under any instruments or obligations relating to the Real Property and no party has asserted any claim of default against the Company relating to the Real Property.

          (b) The execution and performance of this Deed of Trust and the consummation of the transactions hereby contemplated will not result in any breach of, or constitute a default under, any mortgage, lease, bank loan, credit agreement, trust indenture or other instrument to which the Company is a party or by which it or any of its property (including, without limitation, the Real Property) may be bound or affected, nor do any such instruments impose or contemplate any obligations which are or may be inconsistent with any other obligations imposed on the Company under any other instrument heretofore or hereafter delivered by the Company.

          (c) As of the date hereof, there are no actions, suits or proceedings (including, without limitation, any condemnation or bankruptcy proceedings) pending or threatened against or affecting the Company or the Real Property, or which may adversely affect the validity or enforceability of this Deed of Trust, at law or in equity, or before or by any governmental authority, except as disclosed in writing to the Lenders prior to the date of execution and delivery hereof as contemplated by the terms and provisions of the Credit Agreement and the other Credit Documents, and the Company is not in default with respect to any writ, injunction, decree or demand of any court or any governmental authority affecting the Real Property.

          (d) All contracts, franchises, governmental approvals, and licenses required in order for the Company to conduct its business and maintain and operate the Property Covered by this Deed of Trust in compliance with applicable law and reasonable commercial practice are in full force and effect, and the Property Covered by this Deed of Trust currently is being operated in compliance with all applicable legal requirements in all material effects.

          (e) The Real Property is not used principally or primarily for farming or agricultural purposes.

          11. (a) The Company shall keep the improvements on the Real Property insured by a policy or policies of All Risk Replacement Cost Insurance against loss or damage by fire, flood and such other hazards, casualties and contingencies (including, but not limited to, extended coverage, vandalism and malicious mischief), in an amount of not less than the greater of (i) the full insurable value of the Real Property, or (ii) the amount necessary so that neither the Collateral Agent nor the Company shall be deemed a co-insurer of a loss, and for such length of time, as shall be required by the Collateral Agent, for the benefit of the Collateral Agent, as its interests may appear, and shall place and keep with the Collateral Agent a copy thereof and an original certificate thereof. The Company will also maintain flood insurance, if required, pursuant to a designation of the area in which the Real Property is located as flood prone or a flood risk area, as defined by the Flood Disaster Protection Act of 1973, as amended, in an amount of not less than the greater of
(A) the sum of the Indebtedness or (B) the amount necessary so that neither the Collateral Agent nor the Company shall be deemed a co-insurer of a loss, as well as comply with any additional requirements of the National Flood Insurance Program as set forth in such Act. In the event flood insurance in the required amount is not available, flood insurance in the maximum amount available shall be obtained.

          (b) The Company shall maintain for the mutual benefit of the Collateral Agent and the Company general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Real Property or any elevators therein and on, in or about the adjoining streets and passageways, such insurance to afford protection to the limits of not less than those then customarily carried with respect to premises similar in construction, general location, use and occupancy to the Real Property, but in no event less than a single limit amount of $5,000,000. All of such insurance shall be primary and non-contributing with any insurance which may be carried by the Collateral Agent.

          (c) In the event such coverage is provided as part of a blanket policy, then in such event the amount of the coverage specifically applicable to the Real Property shall be stated on the face of the policy. All insurance policies, to the extent of its interest, are to be for the benefit of and first payable in case of loss to the Collateral Agent as first mortgagee without contribution and the Company shall deliver to the Collateral Agent a copy of any renewal or replacement policies and original certificates thereof to the Collateral Agent at its office in Pittsburgh, Pennsylvania, or at such other place or to such other party as the Collateral Agent may, from time to time, designate in writing, before the date of such expiration or termination of any existing policy.

          (d) All insurance policies required by this Section 11 shall contain an express provision or endorsement which states the substance of the following in a manner acceptable to the Collateral Agent: "The policy of insurance shall not be cancelled, permitted to lapse by reason of non-renewal, altered, changed, amended or modified, nor shall any coverage therein be reduced, deleted, amended, modified, changed, or cancelled by either the party named as the insured, or the insurance company issuing this policy, without at least 30 days prior written notice having been given to PNC Bank, National Association, as collateral agent."

          (e) In the event of a loss under any policy of insurance maintained pursuant to Section 11.(a) which is in excess of $1,000,000, the Company shall not adjust or compromise such loss without the prior consent of Collateral Agent; provided, however, that if there then exists an Event of Default, the Collateral Agent is authorized and empowered, at its option and without the need for consent of the Company, to adjust or compromise any loss covered by any such insurance policies on the Property Covered by this Deed of Trust, and to collect and receive the proceeds therefrom. In all events, all amounts recoverable under any policy of insurance maintained pursuant to Section 11.(a) are hereby assigned to the Collateral Agent, which, after deducting from such proceeds any expenses incurred by it in the collection or handling thereof, shall apply the net proceeds, at its option, in any one or more of the following ways:

    (i) apply the same or any part thereof upon the Indebtedness, whether the Indebtedness be then matured or unmatured, in the manner and order of priority set forth in Section 25, or if any of the Indebtedness is not then due and payable, in such other manner and order of priority as the Collateral Agent may in its discretion elect;

    (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine;

    (iii) use the same or any part thereof to replace and restore the Property Covered by this Deed of Trust to a condition satisfactory to the Collateral Agent; or

    (iv)  release the same or any part thereof to the Company.

The Collateral Agent is hereby irrevocably appointed by the Company as attorney for the Company to assign any policy to itself or its nominees in the event of the foreclosure of this Deed of Trust. In the event of foreclosure of this Deed of Trust, or other transfer of title of the Property Covered by this Deed of Trust in lieu of foreclosure, all right, title and interest of the Company in and to any insurance policies then in force shall pass to the purchaser or grantee thereof.

          (f) Notwithstanding the provisions of Section 11.(e), unless there then exists an Event of Default, in the event of damage to the Property Covered by this Deed of Trust, the Collateral Agent shall make the net proceeds of insurance covering such damage available to the Company for restoration of the Property Covered by this Deed of Trust.

          (g) Notwithstanding the provisions of Section 11.(e), unless there then exists an Event of Default, in the event of destruction or damage to the Property Covered by this Deed of Trust, the loans evidenced by the Notes shall be prepaid, within ten days of such damage or destruction, in an aggregate amount equal to the amount determined for the Property Covered by this Deed of Trust on the basis of the multiple (i.e. 5, 4.75 or 4) reflected in the maximum ratio contained in section 8.12(a) of the Credit Agreement applicable at the time (even if such section 8.12(a) shall no longer be in effect, having been superseded by section 8.12(b) of the Credit Agreement), times the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Deed of Trust immediately prior to such damage or destruction. If the loans have been prepaid as aforesaid and there exists no Event of Default, the net proceeds of insurance shall be released to the Company. If the loans have not been prepaid as aforesaid and there exists no Event of Default, the net proceeds of insurance received by the Collateral Agent shall be applied first to satisfy the prepayment obligations of this Section 11.(g) with any remaining balance released to the Company. Upon receipt of such prepayment, and provide there then exists no Event of Default, the Company shall be entitled to have this Deed of Trust released of record. If there exists an Event of Default, then, notwithstanding prepayment having been made as required in this Section 11.(g), the Collateral Agent shall be entitled to apply the net proceeds of insurance as provided in Section 11.(e).

          12. (a) The term "Hazardous Materials," as used in this Deed of Trust, shall mean any (i) hazardous wastes and/or toxic chemicals, materials, substances or wastes as defined by the Environmental Laws set forth in Subsection 2.(a); (ii) any "oil", as defined by the Clean Water Act (as defined in Subsection 2.(a), 12.(b) below), as amended from time to time, and regulations promulgated thereunder (including crude oil or any fraction thereof); (iii) any substance, the presence of which is prohibited, regulated or controlled by any other applicable federal or state or local laws, regulations, statutes or ordinances now in force or hereafter enacted relating to waste disposal or environmental protection with respect to the exposure to, or manufacture, possession, presence, use, generation, storage, transportation, treatment, release, emission, discharge, disposal, abatement, cleanup, removal, remediation or handling; (iv) any asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") in the form of electrical equipment, fluorescent light fixtures with ballasts, cooling oils or any other form, urea formaldehyde, atmospheric radon at levels over four picocuries per cubic liter;
(v) any solid, liquid, gaseous or thermal irritant or contaminant, such as smoke, vapor, soot, fumes, alkalis, acids, chemicals, pesticides, herbicides, sewage, industrial sludge or other similar wastes, (vi) industrial, nuclear or medical by-products; and (vii) underground storage tanks (whether filled or unfilled). As used herein, the term "Hazardous Materials" does not include (A) immaterial quantities of automotive motor oil leaked inadvertently from vehicles in the ordinary course of the operation of the Real Property and cleaned up in accordance with reasonable property management procedures and any applicable law, (B) immaterial quantities of substances customarily and prudently used in the cleaning and maintenance of the Real Property in accordance with any applicable law, (C) unused medical supplies maintained for use in the ordinary course of business of the Property Covered by this Deed of Trust, or (D) used medical supplies and infectious wastes to the extent they are stored in accordance with all applicable laws pending disposal off-site.

          (b) The term "Environmental Laws," as used in this Section 12, shall mean all present and future laws, statutes, ordinances, rules, regulations, orders, and determinations of any governmental authority, pertaining to health, protection of the environment, natural resources, conservation, wildlife, waste management, regulation of activities involving Hazardous Materials, and pollution, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act ("Superfund" or "CERCLA"), 42 U.S.C. [ss] 9601 et seq., the Superfund Amendments and Reauthorization Act of 1986
          -- ---
("SARA"), 42 U.S.C. (s) 9601(20)(D), the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. (s) 6901 et seq., the Federal Water Pollution Control Act,
as                           -- ---
amended by the Clean Water Act (the "Clean Water Act"), 33 U.S.C. (s) 1251
et seq., the Clean Air Act ("CAA"), 42 U.S.C. (s) 7401 et seq., and the Toxic
- -- ---                                                 -- ---
Substances Control Act, 15 U.S.C. (s) 2601 et seq., as amended from time to
                                           -- ---
time.

          (c) The Company shall, and the Company shall cause all employees, agents, contractors, and tenants of the Company and any other persons present on or occupying the Real Property to, keep and maintain the Real Property, including the soil and ground water thereof, in compliance with, and not cause or permit the Real Property, including the soil and ground water thereof, to be in violation of any Environmental Laws. Neither the Company nor any employees, agents, contractors, or tenants of the Company or any other persons occupying or present on the Real Property shall use, generate, manufacture, store or dispose on, under or about the Real Property or transport to or from the Real Property any Hazardous Materials.

          (d) The Company immediately shall advise Collateral Agent in writing of: (i) any notices from any governmental or quasi-governmental agency or authority of violation or potential violation of any Environmental Law received by the Company; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Environmental Law; (iii) all claims made or threatened by any third party against the Company or the Real Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "Hazardous Materials Claims"); and (iv) discovery by the Company of any occurrence or condition on any real property adjoining or in the vicinity of the Real Property that could cause the Real Property to become contaminated by or with Hazardous Materials. Collateral Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and to have its reasonable attorneys' and consultants' fees in connection therewith paid by the Company upon demand.

          (e) The Company shall be solely responsible for, and shall indemnify, defend, and hold harmless Collateral Agent, its directors, officers, employees, agents, successors and assigns from and against, any loss, damage, cost, expense or liability of whatever kind or nature, known or unknown, contingent or otherwise, directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal, or presence (whether prior to or after the date of this Deed of Trust) of Hazardous Materials on, in, under or about the Real Property (whether by the Company, a predecessor in title, any tenant, or any employees, agents, contractor or subcontractors of any of the foregoing or any third persons at any time occupying or present on the Real Property), including, without limitation: (i) personal injury; (ii) death; (iii) damage to property; (iv) all consequential damages; (v) the cost of any required or necessary repair, cleanup or detoxification of the Real Property, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; (vi) damage to any natural resources; and (vii) all reasonable costs and expenses incurred by Collateral Agent in connection with the foregoing clauses (i) through (vi), including but not limited to reasonable attorneys' and consultants' fees; provided, however, that nothing contained in this Section shall be deemed to preclude the Company from seeking indemnification from, or otherwise proceeding against, any third party including, without limitation, any tenant or predecessor in title to the Real Property. The covenants, agreements, and indemnities set forth in this Section shall be binding upon the Company and its successors and assigns, and shall survive each of repayment of the Indebtedness, foreclosure of the Property Covered by this Deed of Trust, and the Company granting a deed in lieu of foreclosure of the Property Covered by this Deed of Trust. Any costs or expenses incurred by Collateral Agent for which the Company is responsible or for which the Company has indemnified Collateral Agent shall be paid to Collateral Agent on demand, with interest at the default rate specified in the Credit Agreement from the date incurred by Collateral Agent until paid in full, and shall be secured hereby. Without Collateral Agent's prior written consent, the Company shall not enter into any settlement agreement, consent decree, or other compromise in respect to any Hazardous Material Claims

          (f) In the event Collateral Agent reasonably determines that an investigation of the Real Property for the presence of Hazardous Materials (an "Environmental Audit") is necessary in order to maintain the value of the Collateral Agent's security in the Property Covered by this Deed of Trust, the Company shall retain, upon Collateral Agent's request, or Collateral Agent may retain directly, at the sole cost and expense of the Company, a licensed geologist, industrial hygienist or an environmental consultant (referred to hereinafter as the "Consultant") acceptable to Collateral Agent to conduct the Environmental Audit. Collateral Agent's determination to require an Environmental Audit shall be deemed reasonable at any time there is Default under any of the Loan Documents or in the event that Collateral Agent has received notice of the likely existence of Hazardous Materials upon or in the Real Property. The Environmental Audit shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination taking into consideration the known uses of the Real Property and property in the vicinity of the Real Property and any factors unique to the Real Property. If the Company shall fail to pay for or obtain an Environmental Audit as provided for herein, Collateral Agent may, but shall not be obligated to, obtain the Environmental Audit, and the Company immediately and without demand shall repay all costs and expenses incurred by Collateral Agent in connection therewith, with interest at the default rate specified in the Note from the date of such payments or advances until paid in full, and such sums so advanced or expended, with interest as aforesaid, shall be secured hereby.

          (g) The Company shall cooperate with the Consultant and allow entry and access to all portions of the Real Property for the purpose of Consultant's investigation. the Company shall comply, at its sole cost and expense, with all recommendations contained in the Environmental Audit reasonably required to bring the Real Property into compliance with all Environmental Laws and any recommendation for additional testing and studies to detect the quantity and types of Hazardous Materials present, if Collateral Agent requires the implementation of the same.

          13. Without obtaining the prior written consent of Collateral Agent, the Company shall not consent to, or vote in favor of, the inclusion of all or any part of the Property Covered by this Deed of Trust in any Community Facilities District formed pursuant to the Community Facilities District Act, A.R.S. Section 48- 701, et seq., as amended from time to time. The Company shall
                        -- ---
immediately give notice to Collateral Agent of any notification or advice that the Company may receive from any municipality or other third party of any intent or proposal to include all or any part of the Property Covered by this Deed of Trust in a Community Facilities District. Collateral Agent shall have the right to file a written objection to the inclusion of all or any part of the Property Covered by this Deed of Trust in a Community Facilities District, either in its own name or in the name of the Company, and to appear at, and participate in, any hearing with respect to the formation of any such district.

          14. Collateral Agent shall have, and is hereby granted by the Company with a warranty of further assurances, the irrevocable power to appoint a substitute trustee or trustees hereunder and to remove any or all trustees hereunder from time to time without notice, unless required by applicable law, and without specifying any reason therefor, by filing for record a deed of appointment in the office in which this Deed of Trust is recorded. Such power of removal and appointment may be exercised as often and whenever Collateral Agent deems it advisable, and the exercise of such power, no matter how often, shall not result in an exhaustion of such power. Upon the recordation of each such deed of appointment or removal, each trustee so appointed shall become fully vested with identically the same title and estate in and to the Property Secured by this Instrument and with all the identical rights, powers, trusts and duties of his predecessor or predecessors in the Property Covered by this Deed of Trust, as if originally named as a Trustee hereunder. Whenever in this Deed of Trust reference is made to Trustee, such reference shall be construed to mean the trustee or trustees for the time being, whether the original or any successor Trustee. All title, estate, rights, powers, trusts and duties hereunder given, appertaining to or devolving upon Trustee shall be in each Trustee if there is more than one then serving hereunder, so that any action hereunder or purporting to be hereunder of either one of the original or any successor trustees shall for all purposes be considered to be, and shall be as effective as, the action of all trustees. The substitution of one trustee shall be sufficient even if in replacement of more than one trustee.

          15. (a) The Company hereby does agree that the Real Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, "Access Laws").

          (b) The Company does hereby agree to give prompt notice to Collateral Agent of the receipt by the Company of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

          16. In the event the Company shall fail to comply with any or all of its covenants, agreements, conditions and stipulations herein set forth, then the Collateral Agent shall after notice to the Company be and hereby is authorized and empowered at its option, but without legal obligation to do so, to pay or perform the same without waiver of any other remedy. In addition, the Collateral Agent is authorized and empowered at its option, but without legal obligation to do so, to enter, or have its agents enter, the Property Covered by this Deed of Trust whenever necessary for the purpose of inspecting the Property Covered by this Deed of Trust and curing any default hereunder. The Company agrees that the Collateral Agent shall thereupon have a claim against the Company for all sums paid by the Collateral Agent for such defaults so cured, together with a lien upon the Property Covered by this Deed of Trust for the sum so paid plus interest at the Default Rate.

          17. The Company shall not commit waste upon the Property Covered by this Deed of Trust or suffer waste to be committed thereon. The Company will keep the Property Covered by this Deed of Trust in good order and repair and in compliance in all material respects with any law, regulation, ordinance or contract affecting the Property Covered by this Deed of Trust and, from time to time, make all needful and proper replacements so that buildings, fixtures, machinery and appurtenances included in or on the Property Covered by this Deed of Trust and useful to the ownership and operation of the Property Covered by this Deed of Trust will at all times be in good condition, fit and proper for the respective purposes for which they were erected or installed. The Company shall observe and comply with all conditions and requirements necessary to preserve and extend any and all material rights, licenses, permits (including but not limited to zoning variances, special exceptions and non-conforming uses), privileges, franchises and concessions which are applicable to the Property Covered by this Deed of Trust or which have been granted to or contracted for by the Company in connection with any existing or presently contemplated use of the Property Covered by this Deed of Trust and shall obtain and keep in full force and effect all necessary governmental and municipal approvals as may be necessary from time to time to comply in all material respects with all mining, environmental and other requirements and with any and all conditions attached to the insurance relating to the Property Covered by this Deed of Trust and the condition thereof.

          18. The Company will give the Collateral Agent immediate notice of the actual or threatened commencement of any proceedings under eminent domain affecting all or any part of the Property Covered by this Deed of Trust or any easement therein or appurtenance thereof, including severance and consequential damage and change in grade of streets, and will deliver to the Collateral Agent copies of any and all papers served in connection with any such proceedings. Except as provided in subsection (a) below, the Company agrees that all awards heretofore or hereafter made by any public or quasi-public authority to the present and all subsequent owners of the Property Covered by this Deed of Trust by virtue of an exercise of the right of eminent domain by such authority, including any award for taking of title, possession or right of access to a public way, or for any change of grade or streets affecting the Property Covered by this Deed of Trust, are, subject to the terms and provisions of the Leases, to the extent applicable thereto, hereby assigned to the Collateral Agent and the Collateral Agent at its option is hereby authorized, directed and empowered to collect and receive the proceeds of any such awards from the authorities making the same and to give proper receipts therefor. After deducting from such proceeds any expenses incurred by the Collateral Agent in the collection or handling thereof, the Collateral Agent shall apply the net proceeds as follows:

          (a) In the event of such a taking which the Collateral Agent determines, in its discretion, will not result in a temporary or permanent reduction in the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Deed of Trust, immediately prior to such taking, and provided no default exists under the terms of this Deed of Trust, the Collateral Agent shall make the net proceeds of the taking available to the Company for restoration of the Property Covered by this Deed of Trust provided that the Company furnishes evidence to the Collateral Agent satisfactory to the Collateral Agent that the Company has the balance, if any, of funds necessary to complete restoration of the Property Covered by this Deed of Trust in accordance with plans and specifications approved by the Collateral Agent (which cost of restoration may be established by the certificate of an architect reasonably satisfactory to the Collateral Agent). If the net proceeds are less than $250,000, the Collateral Agent shall turn over the entire net award to the Company for restoration, and the Company agrees to restore the Property Covered by this Deed of Trust. If the net proceeds are $250,000 or more, the Collateral Agent shall hold such net award and any additional funds of the Company required to complete the restoration in trust and make such funds and proceeds available to the Company for the restoration and repair of the Property Covered by this Deed of Trust to a condition reasonably equivalent to their original condition and in accordance with plans and specifications approved in advance by the Collateral Agent. Such funds and proceeds shall be disbursed from time to time in an amount equal to the value of the work in place less a 10% retainage upon verification by the Company and the Collateral Agent of the amount and propriety of the work done and upon receipt by the Collateral Agent of executed partial lien waivers from all materialmen, contractors and subcontractors for such disbursement and otherwise in accordance with the Collateral Agent's usual disbursal procedures for construction loans. Final settlement shall be made when the Collateral Agent is satisfied that the damaged portion of the Property Covered by this Deed of Trust has been restored in accordance with plans and specifications previously approved by the Collateral Agent and upon receipt of final lien waivers from all materialmen, contractors and subcontractors engaged in such repair or restoration. Any such funds remaining after such restoration shall be released to the Company.

          (b) In the event of such a taking which the Collateral Agent determines, in its discretion, will result in a temporary or permanent reduction in the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Deed of Trust, immediately prior to such taking, the loans evidenced by the Notes shall be prepaid, within 30 days of such taking, in an aggregate amount equal to the amount determined for the Property Covered by this Deed of Trust on the basis of the multiple (i.e. 5, 4.75 or 4) reflected in the maximum ratio contained in section 8.12(a) of the Credit Agreement applicable at the time (even if such section 8.12(a) shall no longer be in effect, having been superseded by section 8.12(b) of the Credit Agreement), times the Cash Flow from Operations, as defined in the Credit Agreement for the Property Covered by this Deed of Trust immediately prior to such taking. If the loans have been prepaid as aforesaid and there exists no Event of Default, the net proceeds shall be released to the Company. If the loans have not been prepaid as aforesaid and there exists no Event of Default, the net proceeds of condemnation received by the Collateral Agent shall be applied first to satisfy the prepayment obligations of this Section 18.(b) with any remaining balance released to the Company. If there exists an Event of Default, then, notwithstanding prepayment having been made as required in this Section 18.(b), the Collateral Agent shall be entitled to apply the net proceeds of insurance as provided in Section 18.(c). Upon receipt of such prepayment, and provide there then exists no Event of Default, the Company shall be entitled to have this Deed of Trust released of record.

          (c) If an Event of Default exists at the time of any such taking, the Collateral Agent may apply the net award, at its option, in any one or more of the following ways:

               (i) apply the same or any part thereof upon the Indebtedness, whether the Indebtedness be then matured or unmatured, in the manner and order of priority set forth in Section 25, or if any of the Indebtedness is not then due and payable, in such other manner and order of priority as the Collateral Agent may in its discretion elect;

               (ii) use the same or any part thereof to fulfill any of the covenants contained herein as the Collateral Agent may determine;

               (iii) use the same or any part thereof to replace or restore the Property Covered by this Deed of Trust to a condition satisfactory to the Collateral Agent; or

               (iv)    release the same or any part thereof to the Company.

The Company hereby covenants and agrees to and with the Collateral Agent, upon the request of the Collateral Agent to make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning all such awards to the Collateral Agent, free and clear and discharged of any and all encumbrances of any kind or nature whatsoever except as above stated.

          19. In the event an action shall be instituted to foreclose this Deed of Trust, or prior to foreclosure but after default, the Collateral Agent shall be entitled to the appointment of a receiver of the rents, issues and profits of the Property Covered by this Deed of Trust as a matter of right, with power to collect the rents, issues and profits of the Property Covered by this Deed of Trust due and becoming due during the period of default and/or the pendency of such foreclosure suit to and including the date of confirmation of the sale under such foreclosure and during the redemption period, if any, after such confirmation, such rents, issues and profits being hereby expressly assigned and pledged as security for the payment of the Indebtedness secured by this Deed of Trust without regard to the value of the Property Covered by this Deed of Trust or the solvency of any person or persons liable for the payment of the Indebtedness and regardless of whether the Collateral Agent has an adequate remedy at law. The Company for itself and for any subsequent owner hereby waives any and all defenses to the application for a receiver as above provided and hereby specifically consents to such appointment, but nothing herein contained is to be construed to deprive the holder of this Deed of Trust of any other right or remedy or privilege it may now have under the law to have a receiver appointed. The provision for the appointment of a receiver and the assignment of such rents, issues and profits is made an express condition upon which the Loans hereby secured are made. In such event, the court shall at once on application of the Collateral Agent or its attorney in such action, appoint a receiver to take immediate possession of, manage and control the Property Covered by this Deed of Trust, for the benefit of the holder or holders of the Indebtedness and of any other parties in interest, with power to collect the rents, issues and profits of the Property Covered by this Deed of Trust during the pendency of such action, and to apply the same toward the payment of the several obligations herein mentioned and described, notwithstanding that the same or any part thereof is occupied by the Company or any other person. The rights and remedies herein provided for shall be deemed to be cumulative and in addition to and not in limitation of those provided by law and if there be no receiver so appointed, the Collateral Agent itself may proceed to collect the rents, issues and profits from the Property Covered by this Deed of Trust. From any such rents, issues, and profits collected by the receiver or by the Collateral Agent prior to a foreclosure sale, there shall be deducted the cost of collection thereof and the expenses of operation of the Property Covered by this Deed of Trust, including but not limited to real estate commissions, receiver's fee and the reasonable fees of its attorney, if any, and the Collateral Agent's attorney's fees, if permitted by law, and court costs, the remainder to be applied against the Indebtedness. In the event the rents, issues and profits are not adequate to pay all tax and other expenses of operation, the Collateral Agent may, but is not obligated to, advance to any receiver the amounts necessary to operate, maintain and repair, if necessary, the Property Covered by this Deed of Trust and any such amounts so advanced, together with interest thereon at the Default Rate from and after the date of advancement, shall be secured by this Deed of Trust and have the same priority of collection as the principal of the Indebtedness secured hereby.

          20. No sale of the Property Covered by this Deed of Trust, no forbearance on the part of the Collateral Agent, no extension of the time for the payment of the Indebtedness and no change in the terms of the payment thereof consented to by the Collateral Agent shall in any way whatsoever operate to release, discharge, modify, change or affect the original liability of the Company hereunder or the original liability of the Borrower or any other obligor under any of the Indebtedness, either in whole or in part. No waiver by the Collateral Agent of any breach of any covenant of the Company herein contained shall be construed as a waiver of any subsequent breach of the same or any other covenant herein contained. The failure of the Collateral Agent to exercise the option for acceleration of maturity and/or foreclosure (including sale under power of sale hereunder) following any default as aforesaid or to exercise any other option granted to the Collateral Agent hereunder in any one or more instances, or the acceptance by the Collateral Agent of partial payments hereunder shall not constitute a waiver of any such default, nor extend or affect the grace period, if any, but such option shall remain continuously in force with respect to any unremedied or uncured default. Acceleration of maturity once claimed hereunder by the Collateral Agent may, at the option of the Collateral Agent, be rescinded by written acknowledgement to that effect by the Collateral Agent, but the tender and acceptance of partial payments alone shall not in any way affect or rescind such acceleration of maturity, or extend or affect the grace period, if any. the Collateral Agent may pursue any of its rights without first exhausting its rights hereunder and all rights, powers and remedies conferred upon the Collateral Agent herein are in addition to each and every right which the Collateral Agent may have hereunder at law or equity and may be enforced concurrently therewith.

          21. If any action or proceeding be commenced, to which action or proceeding the Collateral Agent is made a party by reason of the execution of this Deed of Trust or the Indebtedness, or in which it becomes necessary to defend or uphold the lien of this Deed of Trust, or the priority thereof or possession of the Property Covered by this Deed of Trust, or otherwise to perfect the security hereunder, or in any suit, action, legal proceeding or dispute of any kind in which the Collateral Agent is made a party or appears as party plaintiff or defendant, affecting the interest created herein, or the Property Covered by this Deed of Trust, including, but not limited to, bankruptcy, probate and administration proceedings, foreclosure of this Deed of Trust or any condemnation action involving the Property Covered by this Deed of Trust, all sums paid by the Collateral Agent for the expense of any litigation to prosecute and defend the rights and liens created hereby shall be paid by the Company, to the extent permitted by applicable law, together with interest thereon from the date of payment at the Default Rate. Any such sum and the interest thereon shall be immediately due and payable upon demand and be secured hereby, having the benefit of the lien hereby created, as a part hereof and its priority.

          22. This Deed of Trust is hereby deemed to be as well a security agreement, within the meaning of the Uniform Commercial Code, for the purpose of creating hereby a security interest securing the Indebtedness in and to the Personal Property Collateral. Without derogating any of the provisions of this Deed of Trust, the Company by this Deed of Trust:

     (a) grants to the Collateral Agent a security interest in all of the Company's right, title and interest in and to all Personal Property Collateral, including, but not limited to, the items referred to above, together with all additions, accessions and substitutions and all similar property hereafter acquired and used or obtained for use on, or in connection with, the Real Property; the proceeds of the Personal Property Collateral are intended to be secured hereby; provided, however, that such intent shall never constitute an expressed or implied consent on the part of the Collateral Agent to the sale of any or all Personal Property Collateral except as provided in Section 7;

     (b) agrees that the security interest hereby granted by this Deed of Trust shall secure the payment of the Indebtedness;

     (c) agrees not to sell, convey, mortgage or grant a security interest in, or otherwise dispose of or encumber, any of the Personal Property Collateral or any of the Company's right, title or interest therein without first securing the Collateral Agent's written consent, except as provided in Section 7; the Collateral Agent may, at its sole option, require the Company to apply the proceeds from the disposition of the Personal Property Collateral in reduction of the Indebtedness secured hereby, except as provided in Section 7.(a);

     (d) agrees that if any of the Company's rights in the Personal Property Collateral are voluntarily or involuntarily transferred, whether by sale, creation of a security interest, attachment, levy, garnishment or other judicial process, without the written consent of the Collateral Agent, such transfer shall constitute a default by the Company under the terms of this Deed of Trust except as otherwise provided in Section 7;

     (e) agrees that upon or after the occurrence of any default hereunder which is not remedied within the applicable grace periods contained herein, the Collateral Agent may, with or without notice to the Company, exercise its rights to declare the Indebtedness secured by the security interest created hereby immediately due and payable, in which case the Collateral Agent shall have all rights and remedies granted by law and more particularly the Uniform Commercial Code, including, but not limited to, the right to take possession of the Personal Property Collateral, and for this purpose may enter upon any premises on which any or all of the Personal Property Collateral is situated, without being deemed guilty of trespass and without liability for damages thereby occasioned, and take possession of and operate the Personal Property Collateral or remove it therefrom; the Collateral Agent shall have the further right to take any action it deems necessary, appropriate or desirable, at its option and in its discretion, to repair, refurbish or otherwise prepare the Personal Property Collateral for sale, lease or other use or disposition and to sell at public or private sales or otherwise dispose of, lease or utilize the Personal Property Collateral and any part thereof in any manner authorized or permitted by law and to apply the proceeds thereof toward payment of any costs and expenses, including reasonable attorneys' fees and legal expenses, to the extent permitted by law, thereby incurred by the Collateral Agent and toward payment of the Indebtedness and all other indebtedness described in this Deed of Trust, in such order and manner as may be provided in Section 25 of this Deed of Trust or in the event such provisions are not applicable in such order and manner as the Collateral Agent may elect;

     (f) authorizes the Collateral Agent to file, in the jurisdiction where this Deed of Trust will be given effect, financing statements covering the Personal Property Collateral and at the request of the Collateral Agent, the Company shall join the Collateral Agent in executing one or more of such financing statements pursuant to the Uniform Commercial Code in a form satisfactory to the Collateral Agent and the Company shall pay the cost of filing the same in all public offices at any time and from time to time wherever the Collateral Agent deems filing or recording of any financing statements or of this Deed of Trust to be desirable or necessary; and

     (g) acknowledges that the Company, as of the date hereof, has joined the Collateral Agent in the execution of two Uniform Commercial Code financing statements, one to be filed with the Secretary of State of the State or Commonwealth in which the Real Property is located and the other to be filed with the Recorder of the County in which the Real Property is located.

          23. Each remedy or right of the Collateral Agent shall not be exclusive of but shall be in addition to every other remedy or right now or hereafter existing at law or in equity. No delay in the exercise or omission to exercise any remedy or right accruing on any default shall impair any such remedy or right or be construed to be a waiver of any such default or acquiescence therein, nor shall it affect any subsequent default of the same or of a different nature. Every such remedy or right may be exercised concurrently or independently and when and as often as may be deemed expedient by the Collateral Agent.

          24. Upon an Event of Default, to the extent permitted by any applicable law of Arizona, Collateral Agent personally, or by the Trustee, or by their respective agents or attorneys, and without becoming a mortgagee-in-possession, may enter into and upon all or any part of the Real Property, and each and every part thereof, and may exclude the Company, its agents, and servants wholly therefrom, and having and holding the same, may use, operate, manage and control the Security or any part thereof and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and upon such entry, Collateral Agent, at the expense of the Company, may, at Collateral Agent's sole option, insure the same; and likewise, from time to time, at the expense of the Company, Collateral Agent may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to Collateral Agent may seem advisable; and in every such case Collateral Agent shall have the right to manage and operate the Security and to carry on the business thereof and exercise all rights and powers of the Company with respect thereto either in the name of the Company or otherwise as it shall deem best; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements necessary to operate the Improvements for their intended purposes and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Security or any part thereof, as well as reasonable compensation for the services of Collateral Agent and Trustee, and for all attorneys, consultants, agents, clerks, servants and other parties employed by Collateral Agent or Trustee, Collateral Agent shall apply the moneys arising as aforesaid to the Liabilities in such manner and at such times as Collateral Agent shall determine in its sole discretion, when and as the same shall become payable and/or to the payment of any other sums required to be paid by the Company under this Deed of Trust.

          25. (a) Upon an Event of Default, to the extent permitted by any applicable law of Arizona, Collateral Agent may, with or without entry, personally or by its agents or attorneys, insofar as applicable:

          (i) Request the Trustee to sell the Property Covered by this Deed of Trust or any part thereof pursuant to the procedures provided by law at one or more sales as an entity or in parcels, and at such time and place upon such terms and after such notice thereof as may be required or permitted by law; and/or

          (ii) Institute an action of judicial foreclosure on this Deed of Trust or institute other proceedings according to law for the foreclosure hereof, and may prosecute the same to judgment, execution and sale for the collection of the Entire Indebtedness, and all interest with respect thereto, together with all taxes and insurance premiums advanced by Collateral Agent and other sums payable by the Company hereunder, and all fees, costs and expenses of such proceedings, including reasonable attorneys' fees and expenses; and/or

          (iii) Take such steps to protect and enforce its rights whether by action, suit or proceeding in equity or at law for the specific performance of any covenant, condition or agreement in the Loan Documents or in and of the execution of any power herein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Collateral Agent shall elect; and/or

          (iv) Exercise in respect of the Property Covered by this Deed of Trust consisting of personal property or fixtures, or both, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code in effect in the State. The Company, however, agrees that all property of every nature and description, whether real or personal, covered by this Deed of

     Trust, together with all personal property used on or in connection with the Premises or any business conducted thereon by the Company and covered by separate security agreements, is encumbered as one unit, that this Deed of Trust and such security interests, at Collateral Agent option, may be foreclosed or sole in the same proceeding, and that all property encumbered (both realty and personalty), at Collateral Agent's option, may be sold as such in one unit as a going business, subject to the provisions of applicable law.

          (b) To the extent permitted by law of Arizona, the Trustee may postpone from time to time any sale by them to be made under or by virtue of this Deed of Trust by postponement at the time and place appointed for such sale or for such postponed sale or sales; and, except as otherwise provided by any applicable provision of law, the Trustee, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed.

          (c) Upon the completion of any sale or sales made by the Trustee under or by virtue of this Deed of Trust, Trustee shall execute and deliver to the accepted purchaser or purchasers a good and sufficient instrument, or good and sufficient instruments, conveying, assigning and transferring all estate, right, title and interest in and to the property and rights sold. The Trustee shall make all the necessary conveyances, assignments, transfers and deliveries of any part of the Property Covered by this Deed of Trust and rights so sold and for that purpose the Trustee may execute all necessary instruments of conveyance, assignment and transfer. Any such sale or sales made under or by virtue of this Section 25, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, shall operate to divest all the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of the Company in and to the properties, interests and rights so sold, and shall be a perpetual bar both at law and in equity against the Company and against any and all persons claiming or who may claim the same, or any part thereof from, through or under the Company.

          (d) Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, except as required by law, it shall not be necessary for the Trustee or any public officer acting under execution or order of court to have present or constructive possession of any of the Property Covered by this Deed of Trust.

          (e) The recitals contained in any conveyance made by the Trustee to any purchaser at any sale made pursuant hereto or under applicable law shall be conclusive evidence of the matters therein stated, and all prerequisites to such sale shall be presumed to have been satisfied and performed.

          (f) The receipt by Trustee of the purchase money paid at any such sale, or the receipt by any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the property or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

          (g) In case the liens or the Property Covered by this Deed of Trust interests hereunder shall be foreclosed by Trustee's sale or by other judicial or non-judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, the right to immediate possession of the property purchased, and if the Company or the Company's successors shall hold possession of said property, or any part thereof, subsequent to foreclosure, the Company or the Company's successors (except tenants who have entered into subordination, non-disturbance and attornment agreements with Collateral Agent) shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived to the extent permitted by law.

          (h) Should any Event of Default occur hereunder, any expenses incurred by Collateral Agent in prosecuting, resolving, or settling the claim of Collateral Agent shall become an additional "liability" of the Company and part of the Indebtedness secured hereby.

          (i) In the event a foreclosure hereunder shall be commenced by Collateral Agent, to the extent permitted by any applicable law of Arizona, Collateral Agent may at any time before the sale abandon the suit, and may then institute suit for the acceleration of the Note and for the foreclosure of the liens and the Property Covered by this Deed of Trust interest hereof. If Collateral Agent should institute a suit for the acceleration of the Note and for a foreclosure of the liens and the Property Covered by this Deed of Trust interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same and proceed to sell the Property Covered by this Deed of Trust, or any part thereof, in accordance with the provisions of this Deed of Trust.

          (j) The purchase money proceeds or avails of any sale made under or by virtue of this Deed of Trust, together with any other sums which then may be held by Collateral Agent under this Deed of Trust, whether under the provisions of this Section 25 or otherwise, shall be applied in accordance with the laws of Arizona, and to the extent not inconsistent, as follows:

          (A) first, to the payment or reimbursement of the Collateral Agent for all costs and expenses of such suit or suits or other enforcement activities of the Collateral Agent, including, but not limited to, the costs of advertising, sale and conveyance, including attorneys', solicitors' and stenographers' fees, if permitted by law, outlays for documentary evidence and the cost of such abstract, examination of title and title report;

          (B) second, to the extent proceeds remain after the application pursuant to preceding clause (A), to reimburse the Collateral Agent for all moneys advanced by the Collateral Agent, if any, for any purpose authorized in this Deed of Trust with interest at the Default Rate;

          (C) third, to the extent proceeds remain after the application pursuant to preceding clause (B), an amount equal to the outstanding Indebtedness owed to the Secured Creditors shall be paid to the Secured Creditors as provided in Section 25.(1) with each Secured Creditor receiving an amount equal to its outstanding Indebtedness or, if the proceeds are insufficient to pay in full all such Indebtedness, its Pro Rata Share of the amount remaining to be distributed; and

          (D) fourth, to the extent remaining after the application pursuant to the preceding clauses (A), (B) and (C), to the Company or to whomever may be lawfully entitled to receive such payment.

          (k) For purposes of this Deed of Trust, "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then outstanding amount of the relevant Indebtedness owed such Secured Creditor which is secured hereby and the denominator of which is the then outstanding amount of all Indebtedness secured hereby.

          (l) All payments required to be made to the (i) Lenders hereunder shall be made to the Administrative Agent for the account of the respective Lenders and (ii) Interest Rate Creditors hereunder shall be made to the paying agent under the applicable Designated Interest Rate Agreement or, in the case of Designated Interest Rate Agreements without a paying agent, directly to the applicable Interest Rate Creditor.

          (m) For purposes of applying payments received in accordance with this
Section 25, the Collateral Agent shall be entitled to rely upon (i) the Administrative Agent for a determination (which the Administrative Agent agrees to provide upon request to the Collateral Agent) of the outstanding Credit Document Obligations and (ii) upon any Interest Rate Creditor for determination (which each Interest Rate Creditor agrees to provide upon request to the Collateral Agent) of the outstanding Interest Rate Obligations owed to such Interest Rate Creditor. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Collateral Agent, in acting hereunder, shall be entitled to assume that (x) no Credit Document Obligations other than principal, interest and regularly accruing fees are owing to any Lender and (y) no Designated Interest Rate Agreements or Interest Rate Obligations with respect thereto are in existence.

          (n) It is understood that the Company shall remain liable to the extent of any deficiency between (x) the amount of the proceeds of the Property Covered by this Deed of Trust and the amount of the sum referred to in clauses
(A) and (B) of Section ? and (y) the aggregate outstanding amount of the Indebtedness.

          (o) The Company shall pay all costs and expenses, including without limitation costs of title searches and title policy commitments, Uniform Commercial Code searches, court costs and reasonable attorneys' fees, incurred by Collateral Agent in enforcing payment and performance of the Indebtedness or in exercising the rights and remedies of Collateral Agent hereunder. All such costs and expenses shall be secured by this Deed of Trust and by all other lien and security documents securing the Indebtedness. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Collateral Agent.

          (p) In any action by Collateral Agent to recover a deficiency judgment for any balance due under the Note upon the foreclosure of this Deed of Trust or in any action to recover the Indebtedness or Indebtedness secured hereby, and as a material inducement to making the loan evidenced by the Note, the Company acknowledges and agrees that the successful bid amount made at any judicial or non-judicial foreclosure sale, if any, shall be conclusively deemed to constitute the fair market value of the Premises, that such bid amount shall be binding against the Company in any proceeding seeking to determine or contest the fair market value of the Premises. The Company hereby waives and relinquishes any right to have the fair market value of the Premises determined by a judge or jury in any action seeking a deficiency judgment or any action on the Indebtedness secured hereby, including, without limitation, a hearing to determine fair market value pursuant to A.R.S. (s) 12-1566, (s) 33-814, (s) 33-725, or (s) 33-727.

          (q) Upon any sale made under or by virtue of this Section 25, whether made under the power of sale herein granted or under or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Lender may bid for and acquire the Property Covered by this Deed of Trust or any part thereof and in lieu of paying cash therefor may make settlement for the purchase price by crediting upon the indebtedness of Borrower secured by this Deed of Trust the gross sales price.

          26. The Collateral Agent, in making any payment herein and hereby authorized in the place and stead of the Company (a) relating to taxes, assessments, water rates, sewer rentals and other governmental or municipal charges, fines, impositions or liens asserted against the Property Covered by this Deed of Trust, may do so according to any bill, statement or estimate procured from the appropriate public authority without inquiry into the validity thereof; or (b) relating to any adverse title, lien, statement of lien, encumbrance, claim or charge, shall be the sole judge of the validity of same; or (c) otherwise relating to any purpose herein and hereby authorized, but not enumerated in this section, may do so whenever, in its good faith judgment and discretion, such payment shall seem necessary or desirable to protect the full security intended to be created by this Deed of Trust. In connection with any such payment, the Collateral Agent, at its option, may and is hereby authorized to obtain a continuation report of title prepared by a title insurance company, the cost and expenses of which shall be repayable by the Company upon demand and shall be secured hereby.

          27. Should the proceeds of any Loans made by any Lender to the Company, the repayment of which is hereby secured, or any part thereof, or any amount paid out or advanced by the Collateral Agent or any Lender, be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior lien or encumbrance upon the Property Covered by this Deed of Trust or any part thereof, then the Collateral Agent shall be subrogated to such other liens or encumbrances and upon any additional security held by the holder thereof and shall have the benefit of the priority of all of the same.

          28. The Company agrees, without affecting the liability of any person for payment of the Indebtedness or affecting the lien of this Deed of Trust upon the Property Covered by this Deed of Trust or any part thereof (other than persons or property explicitly released as a result of the exercise by the Collateral Agent of its rights and privileges hereunder), that the Collateral Agent, without notice, and without regard to the consideration, if any, paid therefor, and notwithstanding the existence at that time of any inferior liens thereon, may release as to itself and this Deed of Trust any part of the security described herein or any person liable for any Indebtedness secured hereby, without in any way affecting the priority of the lien of this Deed of Trust to the full extent of the Indebtedness remaining unpaid hereunder upon any part of the security not expressly released and may agree with any party obligated on the Indebtedness or having any interest in the security described herein to extend the time for payment of any part or all of the Indebtedness secured hereby. Such agreement shall not, in any way, release or impair the lien hereof, but shall extend the lien hereof as against the title of all parties having any interest in such security which interest is subject to such lien. In the event the Collateral Agent: (a) releases, as aforesaid, any part of the security described herein or any person liable for any Indebtedness secured hereby, (b) grants an extension of time for any payments of the debt secured hereby, (c) takes other or additional security for the payment thereof, or (d) waives or fails to exercise any right granted herein, in the Notes or in any related agreement, no such act or omission shall release the Company, subsequent purchasers of all or any part of the Property Covered by this Deed of Trust, any maker or surety of the Notes or any party to this Deed of Trust or any related agreement under any covenant therein, or preclude the Collateral Agent from exercising any right, power of privilege herein granted or intended to be granted in the event of any other default then made or any subsequent default.

          29. If at any time the United States of America shall require internal revenue stamps to be affixed to any of the Notes or any other Indebtedness, the Company will pay (or cause the Borrower, if the Company is not the Borrower) for the same with any interest or penalties imposed in connection herewith.

          30. To the extent services are required of the Collateral Agent's counsel after the date hereof, which are normally incident to the closing, amendment, alteration, and enforcement of this Deed of Trust, and all provisions herein contained, the Company shall, to the extent permitted by law, pay the reasonable fees therefor, promptly upon the rendering of such a bill and delivery thereof to the Company.

          31. The Company agrees at all time to cause this Deed of Trust, and each amendment or modification hereof or supplement hereto, and financing statements covering personal property (and continuation statements in respect thereof), if necessary or appropriate under the Uniform Commercial Code, as in effect in the jurisdiction in which the Real Property is located, and all assignments of leases, to be recorded, registered and filed, and kept recorded, registered and filed, in such manner and in such places as appropriate, and shall comply with all applicable statutes and regulations in order to establish, preserve and protect the security and priority of this Deed of Trust, and such assignments and the rights of the Collateral Agent thereunder. The Company shall pay, or cause to be paid, all taxes, fees and other charges incurred in connection with such recording, registration, filing and compliance.

          32. The Company acknowledges that it has received from the Collateral Agent without charge a true and correct copy of this Deed of Trust.

          33. The Collateral Agent and its successors and assigns shall be entitled to all of the benefits of the indemnification provisions of the Credit Agreement and the other Credit Documents. All of the terms and provisions of
Section 12.1 of the Credit Agreement (including any defined terms used therein) are by this reference thereto hereby incorporated into this Deed of Trust for the benefit of the Collateral Agent and its successors and assigns as fully as if written out at length herein, and any references in such section of the Credit to the "Borrower" shall be deemed to refer to, and constitute obligations of, the Company (if the Company is not the Borrower).

          34. Neither this Deed of Trust, the Credit Agreement, the Notes, any other Indebtedness secured hereby, any of the other Credit Documents, or any of the Designated Interest Rate Agreements, are intended or shall be construed as creating a partnership or joint venture between the Company, on the one hand, and the Collateral Agent or any other holder of any of the Indebtedness, on the other hand; and the relationship of the Company and the Collateral Agent hereunder shall solely be that of borrower and collateral agent for Secured Creditors.

          35. At the option of the Collateral Agent, this Deed of Trust shall become subject and subordinate in whole or in part (but not in respect to the priority of entitlement to insurance proceeds or any award in condemnation) to any or all leases and/or subleases of all or any part of the Property Covered by this Deed of Trust upon the execution by the Collateral Agent and recording thereof, at any time hereafter, in the appropriate recorder's office, a unilateral declaration to that effect.

          36. To the extent permitted by law with respect to the Indebtedness secured hereby or any renewals or extensions thereof, the Company waives and renounces any and all homestead and exemption rights, as well as the benefit of all valuation and appraisement privileges, and also moratoriums under or by virtue of the constitution and laws of the jurisdiction in which the Real Property is located or any other state or of the United States, now existing or hereafter enacted.

          37. All the covenants hereof shall run with the land. Nothing herein contained nor any transaction related hereto shall be construed or shall so operate, either presently or prospectively, to require the Company to pay interest at a rate greater than is now lawful in such case to contract for, but shall require payment of interest only to the extent of such lawful rate.

          38. The Company shall execute, acknowledge and deliver any and all such further acts, conveyances, documents, mortgages and assurances as the Collateral Agent may reasonably require for accomplishing the purpose hereof forthwith upon the request of the Collateral Agent, whether in writing or otherwise. The Company, within ten days upon request by mail, shall furnish a written statement duly acknowledged of the amount due upon this Deed of Trust and the Indebtedness (both unpaid principal and accrued interest) and whether any offset or defenses exist against the Indebtedness, and any other information which might reasonably be requested in connection with the sale of the Indebtedness, or any portion thereof or interest therein, to any third party, or an audit of the Collateral Agent, and which may be relied on for such purposes.

          39. Wherever notices may appropriately be given under this Deed of Trust, such notices shall be in writing and shall always be treated as having adequately been given if:

          (a) when intended for the Company, five days after dispatch by Registered or Certified Mail return receipt requested, addressed to the mailing address, as set out herein or to such other address or to such other person, as the Company may from time to time, designate in writing; or

          (b) when intended for the Collateral Agent, five days after dispatch by Registered or Certified Mail return receipt requested, addressed to the mailing address of the Collateral Agent as set out herein or to such other address or to such other person as the Collateral Agent may from time to time designate in writing.

          40. Whenever used, the singular number shall include the plural, the plural the singular and the use of any gender shall include all genders. All of the covenants and agreements of "Company" herein contained are joint and several. All of the covenants and agreements herein contained shall bind the parties hereto and the benefits and advantages thereof shall also inure to their respective heirs, executors, administrators, successors and permitted assigns.

          41. Any of the following occurrences or acts shall constitute an event of default under this Deed of Trust ("Event of Default"): (a) the Borrower fails to pay any of its Notes or any installment thereof or interest thereon when due or when declared due, subject to any applicable grace period provided therein;
(b) an Event of Default under and as defined in the Credit Agreement shall have occurred; (c) the Company (regardless of the pendency of any bankruptcy, reorganization, receivership, insolvency or other proceedings, at law, in equity or before any administrative tribunal, which have or might have the effect of preventing the Company from complying with the terms of this Deed of Trust), shall fail to observe or perform any of the Company's covenants, agreements or obligations under this Deed of Trust and, other than defaults in the observance or performance of its obligations under Section 11 hereof, such failure shall continue for 30 days after notice; (d) a default shall occur and continue to exist after the expiration of any applicable grace period under any other document, agreement or instrument between the Borrower or any Subsidiary Guarantor and the Collateral Agent or any Secured Creditor, with respect to any of the Indebtedness; (e) any representation contained herein or in the Credit Agreement or the Notes or made (or deemed made) by the Borrower or any Subsidiary Guarantor to the Collateral Agent or any of the Secured Creditors in connection with any of the Indebtedness shall prove to be untrue in any material respect on the date as of which made or deemed made; (f) the filing by the Company of a notice limiting the maximum principal amount secured by this Deed of Trust to an amount less than that specified in the future advance provisions of this Deed of Trust; or (g) the Borrower or any Guarantor of any part of the Indebtedness or any other obligation of the Borrower shall file a voluntary petition in bankruptcy or be adjudicated a bankrupt or insolvent, or the Borrower or any such Guarantor shall file any petition or answer seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or protection for creditors, or the seeking, or the consenting by the Borrower or any such Guarantor to or acquiescing in the appointment of any trustee, receiver, conservator or liquidator of the Borrower or any such Guarantor, as the case may be, or of all or any substantial part of the Property Covered by this Deed of Trust or any or all of the rents, issues or profits thereof, or the making of any general assignment for the benefit of creditors, or the admission in writing of its inability to pay its debts generally as they become due, or the entry by a court of competent jurisdiction of any order, judgment or decree, which is not dismissed within 60 days thereafter, approving a petition filed against the Borrower or any such Guarantor seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or protection for creditors, or the appointment, which appointment is not dismissed within 60 days thereafter, of any trustee, receiver, conservator or liquidator of the Borrower or any such Guarantor, as the case may be, or of all or any substantial part of the Property Covered by this Deed of Trust or of any or all of the rents, issues and profits thereof without the consent or acquiescence of the Collateral Agent.

          42. Upon any Event of Default or any default by the Company as provided herein or in any other instrument evidencing or securing any of the Indebtedness then, in any of said events, at the option of the Collateral Agent (or, as may be provided in any instrument pursuant to which any such Indebtedness is created, at the option of any holder of any such Indebtedness), the whole or any applicable portion of the Indebtedness secured hereby shall become immediately due and payable, although the period specified for the payment thereof may not have expired, anything hereinbefore or in the Notes contained to the contrary notwithstanding.

          43. The obligations of the Company under this Deed of Trust shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation:

          (A) any renewal, extension, amendment or modification of, or addition or supplement to or deletion from other Credit Documents, or any other instrument or agreement referred to therein, or any assignment or transfer of any thereof;

          (B) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such agreement or instrument or this Deed of Trust except as expressly provided in such renewal, extension, amendment, modification, addition, supplement, assignment or transfer;

          (C) any furnishing of any additional security to the Collateral Agent or its assignee or any acceptance thereof or any release of any security by the Collateral Agent or its assignee;

          (D) any limitation on any party's liability or obligations under any such instrument or agreement or any invalidity or unenforceability, in whole or in part, of any such instrument or agreement or any term thereof; or

          (E) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Borrower, any Subsidiary Guarantor or any Subsidiary of any thereof, or any action taken with respect to this Deed of Trust by any trustee or receiver, or by any court, in any such proceeding, whether or not the Company shall have notice or knowledge of any of the foregoing.

          44. Any provision of this Deed of Trust which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          45. THIS DEED OF TRUST AND THE RIGHTS AND OBLIGATIONS OF THE COMPANY AND THE COLLATERAL AGENT HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE COMMONWEALTH OF KENTUCKY EXCEPT TO THE EXTENT

THAT THE LAWS OF THE JURISDICTION IN WHICH THE REAL PROPERTY IS LOCATED MANDATORILY APPLY.

          46. (a) After the termination of the Total Commitment and all Designated Interest Rate Agreements, when no Note nor Letter of Credit is outstanding and when all Loans and other Obligations have been paid in full, this Deed of Trust shall terminate, and the Collateral Agent, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments (including Uniform Commercial Code termination statements on form UCC-3) acknowledging the satisfaction and termination of this Deed of Trust, and will duly assign, transfer and deliver to the relevant Assignor (without recourse and without any representation or warranty) such of the Personal Property Collateral as may be in the possession of the Collateral Agent and as has not theretofore been sold or otherwise applied or released pursuant to this Deed of Trust.

          (b) So long as no payment default on any of the Indebtedness is in existence or would exist after the application of proceeds as provided below, the Collateral Agent shall, at the request of the Company, release any or all of the Property Covered by this Deed of Trust, provided that (x) such release is permitted by the terms of the Credit Agreement (it being agreed for such purposes that a release will be deemed "permitted by the terms of the Credit Agreement" if the proposed transaction constitutes an exception contained in
Section 8.2 of the Credit Agreement) or otherwise has been approved in writing by the Required Lenders and (y) the proceeds of such Collateral are to be applied as required pursuant to the Credit Agreement or any consent or waiver entered into with respect thereto.

          (c) At any time that the Company desires that the Collateral Agent take any action to give effect to any release of any or all of the Property Covered by this Deed of Trust pursuant to the foregoing Section 46.(a) or
Section 46.(b), it shall deliver to the Collateral Agent a certificate signed by a principal executive officer stating that the release of the respective portion of or all of the Property Covered by this Deed of Trust is permitted pursuant to
Section 46.(a) or Section 46.(b). In the event that any part of the Property Covered by this Deed of Trust is released as provided in Section 46.(b), the Collateral Agent, at the request and expense of the Company, will duly release such part of the Property Covered by this Deed of Trust and assign, transfer and deliver to the Company (without recourse and without any representation or warranty) such of the part of the Property Covered by this Deed of Trust as is then being (or has been) so sold and as may be in the possession of the Collateral Agent and has not theretofore been released pursuant to this Deed of Trust. The Collateral Agent shall have no liability whatsoever to any Secured Creditor as the result of any release of all or any part of the Property Covered by this Deed of Trust by it as permitted by this section. Upon any release of all or any part of the Property Covered by this Deed of Trust pursuant to
Section 46.(a) or Section 46.(b), none of the Collateral Agent or any of the Secured Creditors shall have any continuing right or interest in the same, or the proceeds thereof.

          47. None of the terms and conditions of this Deed of Trust may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Company and the Collateral Agent (with the consent of the Required Lenders or, to the extent required by Section 12.12 of the Credit Agreement, all of the Lenders), provided, however, that no such change, waiver, modification or variance shall be made to Section 25 hereof or this Section 47 without the consent of each Secured Creditor adversely affected thereby, provided further that any change, waiver, modification or variance affecting the rights and benefits of a single Class of Secured Creditors (and not all Secured Creditors in a like or similar manner) shall require the written consent of the Requisite Creditors of such Class of Secured Creditors. For the purpose of this Agreement, the term "Class" shall mean each class of Secured Creditors, i.e., whether (x) the Lenders as holders of the Credit Document Obligations or (y) the Interest Rate Creditors as holders of the Interest Rate Obligations. For the purpose of this Agreement, the term "Requisite Creditors" of any Class shall mean each of (x) with respect to the Credit Document Obligations, the Required Lenders and (y) with respect to the Interest Rate Obligations, the holders of 51% of all obligations outstanding from time to time under the Designated Interest Rate Agreements.

          48. By accepting the benefits of this Agreement, each Secured Creditor acknowledges and agrees that the rights and obligations of the Collateral Agent shall be as set forth in Section 11 of the Credit Agreement. Notwithstanding anything to the contrary contained in Section 47 of this Deed of Trust or
Section 12.12 of the Credit Agreement, this Section 48, and the duties and obligations of the Collateral Agent set forth in this Section 48, may not be amended or modified without the consent of the Collateral Agent.

          49. The Company and the Collateral Agent each hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Deed of Trust or the transactions contemplated hereby.

          50. IT IS SPECIFICALLY AGREED that time is of the essence with respect to this Deed of Trust and that the waiver of the rights or options, or obligations secured hereby, shall not at any time thereafter be held to be abandonment of such rights. Notice of the exercise of any right or option granted to the Collateral Agent herein, or in the Indebtedness secured hereby, is not required to be given.

          IN WITNESS WHEREOF, the Company has caused this Deed of Trust to be executed and delivered as of the date first set forth above.


                                 ATRIA COMMUNITIES, INC., a Delaware
                                 corporation


                                 By:  /s/ J. Timothy Wesley
                                      ------------------------------
                                      J. Timothy Wesley
                                      Chief Financial Officer and Vice President
                                      of Development


Attest: /s/ Nancy C. Chiles
        -------------------------

                                                                              28
COMMONWEALTH OF KENTUCKY                             )
                                                     ) SS.:
COUNTY OF JEFFERSON                                  )


          This instrument was acknowledged before me on the 26th day of August,
                                                            ____
1996 by J. Timothy Wesley, Chief Financial Officer and Vice President of Development of ATRIA COMMUNITIES, INC., a Delaware corporation, on behalf of said ATRIA COMMUNITIES, INC.

                                                  /s/ Teri L. Barnett
                                                  ------------------------------
                                                  Notary Public


My commission expires:
                        ----------



This Instrument Prepared By:

Richard L. Reppert, Esq.
Jones, Day, Reavis & Pogue
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114

                                     ANNEX I

                         NAMES AND ADDRESSES OF LENDERS


PNC Bank, National Association
One PNC Plaza
Fifth Avenue and Wood Street
Pittsburgh, Pennsylvania 15265

National City Bank of Kentucky
101 South Fifth Street
Louisville Regional Division--8th Floor
Louisville, Kentucky 40202

PNC Bank, Kentucky, Inc.
500 West Jefferson Street
Louisville, Kentucky 40202

Toronto Dominion (Texas), Inc.
909 Fannin Street, 17th Floor
Houston, Texas 77010

Bank One, Kentucky, NA
416 West Jefferson Street
Louisville, Kentucky 40202

NationsBank, N.A.
100 North Tryon Street
Charlotte, North Carolina 28255

Fleet National Bank
Fleet Center
75 State Street
Boston, Massachusetts 02109-1810

The Bank of New York
One Wall Street
22nd Floor
New York, New York 10286

The Chase Manhattan Bank
270 Park Avenue
New York, New York 10017

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, New York 10260-0060

AmSouth Bank of Alabama
1900 Fifth Avenue North
Sonat 7th Floor
Birmingham, Alabama 35203

U. S. Bank of Washington, National Association
1420 Fifth Avenue
National Corporate Banking, 11th Floor
Seattle, Washington 98101

First American National Bank
First American Center
Nashville, Tennessee 37237

                                    EXHIBIT 1
      TO FUTURE ADVANCE DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


PARCEL I:

Lot 6, Block 13, MOUNTAIN VIEW ACRE FARMS, Pima County, Arizona, according to the plat of record in the office of the Pima County Recorder in Book 4 of Maps and Plats at page 22;

Except any portion lying within Pima Street as shown on map recorded in Book 5 of Road Maps at page 22; and

Except that part conveyed to the City of Tucson in Docket 1639 at page 550; and

Further Except all that part described as follows:

Beginning at the point of intersection of a line parallel with and 180 feet Easterly from the West line of said Lot 6, with the South right-of-way line of Pima Street as conveyed to the City of Tucson, by Deed recorded in said Recorder's Office in Docket 1639 at page 550, which South right-of-way line of Pima Street is 15 feet Southerly from and parallel with the North line of said Lot 6;

Thence North 89 degrees 51 minutes 15 seconds West, along said South right-of-way line of Pima Street, a distance of 124.79 feet to a point of curve;

Thence Southwesterly along said right-of-way line, and along the arc of a curve to the left, having a radius of 25 feet, through a central angle of 90 degrees, 28 minutes 45 seconds, a distance of 39.48 feet to a point of tangent in the East right-of-way line of Craycroft Road as conveyed to the City of Tucson by said Deed recorded in Docket 1639, at page 550, which East right-of-way line of Craycroft Road is 30 feet Easterly from and parallel with the West line of said Lot 6;

Thence South 0 degrees 20 minutes 00 seconds East, along the East right-of-way line of Craycroft Road, a distance of 124.79 feet to a point in a line parallel with and 165 feet Southerly from the North line of said Lot 6;

Thence South 89 degrees 51 minutes 15 seconds East parallel with said North line of Lot 6, a distance of 150.00 feet to a point;

Thence North 0 degrees 20 minutes 00 seconds West, parallel with the West line of said Lot 6, a distance of 150.00 feet to the Point of Beginning; and

Further Except that portion conveyed to the City of Tucson, a municipal corporation by Quit Claim Deed recorded in Docket 8888 at page 54 described as follows:

All that portion of Lot 6 in Block 13 of MOUNTAIN VIEW ACRE FARMS, a subdivision of Pima County, Arizona, as per the map or plat thereof recorded in the office of the Recorder of said County in Book 4 of Maps and Plats at page 22, described as follows:

Beginning at the intersection of a line parallel with and 180.00 feet Easterly of the West line of Lot 6, with a line parallel with and 15.00 feet Southerly of the North line of said Lot, being a point on the South line of Pima Street as widened by that certain instrument of record in said County Recorder's office in Docket 1639 at page 550;

Thence South 89 degrees 56 minutes 55 seconds East, along said South line, 32.59 feet to a point on the East line of Lot 6;

Thence South 00 degrees 05 minutes 42 seconds East, along said East line, 0.73 feet;

Thence North 89 degrees 46 minutes 36 seconds West, a distance of 32.59 feet to a point which bears South 00 degrees 25 minutes 31 seconds East, a distance of
0.63 feet from the Point of Beginning;

Thence North 00 degrees 25 minutes 31 seconds West, a distance of 0.63 feet to the Point of Beginning.

Parcel II:

Lots 3, 4 and 5 in Block 13 of MOUNTAIN VIEW ACRE FARMS, Pima County, Arizona, according to the plat of record in the office of the Pima County Recorder in Book 4 of Maps and Plats at page 22.

And Except from Lot 5, any portion thereof that lies within the following described property:

Beginning at the Southwest corner of said Block 13;

Thence Northerly along the West line of said Block 13, a distance of 606.2 feet to the Northwest corner thereof;

Thence Easterly along the North line of said Block 13, a distance of 692.6 feet to the Northeast corner thereof;

Thence Southerly along the East line of said Block 13, a distance of 39.93 feet to a point of curve;

Thence Northwesterly along a curve concave to the Southwest and having a radius of 25.00 feet a distance of 39.20 feet to a point of tangent on a line parallel with and distant 15.00 feet Southerly from the North line of said Block 13;

Thence Westerly along said last mentioned parallel line, through Lots 10, 9, 8, 7 and 6 in said Block 13, a distance of 612.38 feet to a point of curve;

Thence Southwesterly along a curve concave to the Southeast and having a radius of 25.00 feet, a distance of 39.48 feet to a point of tangent on a line parallel with and distant 30.00 feet Easterly from the West line of said Block 13;

Thence Southerly along said last mentioned parallel line, through Lots 6 and 5 in said Block 13, a distance of 541.07 feet to a point of curve;

Thence Southeasterly along a curve concave to the Northeast and having a radius of 25.00 feet, a distance of 39.12 feet to a point of tangent on the Southerly line of said Block 13, said point being distant 54.85 feet Easterly from the Southwest corner of said Block 13;

Thence Westerly along the South line of said Block 13, a distance of 54.85 feet to the Point of Beginning.

                                    EXHIBIT 2
      TO FUTURE ADVANCE DEED OF TRUST, FIXTURE FILING, ASSIGNMENT OF LEASES
                             AND SECURITY AGREEMENT


                             Permitted Encumbrances


1. Reservations contained in the Patent from the United States of America, recorded September 25, 1914, in Book 59 of Deeds, page 157.

2. Easement to Tucson Gas, Electric Light & Power Company recorded in Docket 2130, page 597 and partial release by Tucson Gas & Electric Company, an Arizona corporation, recorded in Docket 5376, page 67.

3. Easement to Tucson Gas, Electric Light & Power Company recorded in Docket 2405, page 239.

4. Easement to Tucson Gas, Electric Light & Power Company recorded in Docket 2405, page 240.

5. Right of Way Easement to Mountain States Telephone and Telegraph Company for telephone and telegraph lines and matters incident thereto as set forth in Docket 5306, page 165.

6. Easement to Tucson Gas & Electric Company, a Corporation, recorded in Docket 5342, page 663.

7. Terms and Conditions of Memorandum of Lease dated December 19, 1989 and recorded March 1, 1990 in Docket 8735, page 565, with the Laundry Man.

8. Multiple Dwelling Unit Cable Access Agreement with Cox Cable Tucson, Inc., recorded September 22, 1992 in Docket 9381, page 716 and re-recorded April 19, 1996 in Docket 10277, page 763.

9. Any liens thereon for taxes, assessments, charges, excises, levies and other governmental charges which are not due and payable.

10.     Zoning ordinances, if any.